            DATED                                    26th MAY  2000
            -------------------------------------------------------



               (1)  THE SHAREHOLDERS

               (2)  PHILIP CORBISHLEY


               (3)  TUT SYSTEMS.INC


            -------------------------------------------------------

                               A G R E E M E N T

            ----------------------------------------------------------


For the sale and purchase of the entire issued share capital of  Xstreamis Plc






                                   EVERSHEDS

                              11-12 Queen Square
                               Bristol  BS1 4NT
                              Tel: 0117 929 9555
                              Fax: 0117 929 2766

                                    CONTENTS

  Clause                                                       Page
       1  INTERPRETATION.....................................   1
       2  SALE AND PURCHASE..................................   5
       3  CONSIDERATION......................................   5
       4  WARRANTIES.........................................   6
       5  OTHER PROVISIONS RELATING TO WARRANTIES............   13
       6  RESTRICTIVE COVENANTS..............................   16
       8  ANNOUNCEMENTS......................................   23
       9  COSTS..............................................   24
      10  INTEREST...........................................   24
      11  NOTICES............................................   24
      12  GENERAL............................................   26
      Schedule
       1  The Vendors........................................   29
       2  Details of the Company.............................   32
       3  The Property.......................................   33
       4  Non-Taxation Warranties............................   34
          1  Interpretation..................................   34
          2  Schedules 1 & 2; Capital........................   37
          3  Capacity........................................   37
          4  Insiders' interests.............................   38
          5  Information supplied to the Purchaser...........   38
          ACCOUNTS AND RECORDS...............................   38
          6  The Accounts....................................   38
          7  Profits and losses..............................   39
          8  Records.........................................   40
          ASSETS.............................................   40
          9  Subsidiaries....................................   40
          10  Unencumbered title; possession.................   40
          11  Debtors........................................   41
          12  (not used)
          13  Plant etc......................................   41
          14  Property.......................................   41
          15  Intellectual Property..........................   43
          16  Millennium and Euro Compliance.................   43
          EMPLOYEES..........................................   45
          17  Remuneration and employees.....................   45
          CONTRACTS..........................................   46
          18  Insurance......................................   46


      19  Financing and working capital......................  47
      20  Material Contracts.................................  48
      21  Other business matters.............................  50
      COMPLIANCE; DISPUTES...................................  51
      22  Company law matters................................  51
      23  General legal compliance...........................  51
      24  Environmental/Health and Safety (EHS) matters......  52
      25  Fair trading.......................................  55
      26  Litigation.........................................  56
      27  Default............................................  56
      28  Insolvency.........................................  57
      29  Events since the Accounting Date...................  57
      30  Effects of the Agreement...........................  59
   5  Taxation Warranties....................................  61
      31  INTERPRETATION.....................................  61
      PART 2 - TAX WARRANTIES................................  63
      32  Returns, disputes and clearances...................  63
      33  Penalties and interest.............................  64
      34  Taxation claims, liabilities and reliefs...........  64
      35  Distributions and payments.........................  65
      36  Employee benefits..................................  67
      37  Close companies....................................  68
      38  Group transactions.................................  68
      39  Gifts..............................................  69
      40  Tax avoidance......................................  70
      41  Base values and acquisition costs..................  70
      42  Capital gains......................................  70
      43  Capital allowances.................................  72
      44  VAT: general.......................................  73
      45  VAT: property transactions.........................  74
      46  Stamp duty and stamp duty reserve tax..............  75
      47  Residence and offshore interests...................  75
      48  The Balance Sheet..................................  76
      49  Post-Accounting Date...............................  77
      50  Shares and securities..............................  77

THIS AGREEMENT is made on 26/th/ May 2000

BETWEEN

(1) The persons whose names and addresses are set out in Part 1 of Schedule 1 ("the Vendors");

(2) PHILIP CORBISHLEY of 15 High Street, Hardingstone, Northampton NN4 7BT ("the Secondary Warrantor"); and

(3) TUT SYSTEMS.INC (IRS. Employer Identification Number 94-2958543) whose place of business is at 2495 Estand Way, Pleasant Hill, California CA 94523 USA] ("the Purchaser")

BACKGROUND

A. The Vendors wish to sell and the Purchaser wishes to buy the Shares in exchange for the Consideration Shares and $100,000 on and subject to the terms and conditions of this Agreement.

B. The level of Warranty that the Vendors are prepared to give to the Purchaser differs and, accordingly:

     (i)    the Primary Warrantors will give only the Primary Warranties;

     (ii)   the Secondary Warrantor will give only the Secondary Warranties; and

     (iii)  the Tertiary Warrantors will only give only the Tertiary Warranties.

OPERATIVE PROVISIONS

1.   INTERPRETATION

     In this Agreement:

1.1 the following expressions have the following meanings unless inconsistent with the context:

     "the Act"                     the Companies Act 1985

     "Business Day"                any day (other than Saturday or Sunday) on
                                   which Clearing Banks are generally open for a full range of banking transactions

     "Clearing Bank"               a bank which is a member of CHAPS Clearing
                                   Company Limited

     "the Company"                 Xstreamis Plc, registered number 3011154,
                                   whose registered office is at 30 Aylesbury
                                   Street London EC1 0ER

     "Completion"                  the meaning ascribed to it in clause 7.4


     "the Conditions"              the Conditions to be satisfied prior to
                                   Completion as set out in Clause 7.1

     "the Consideration Shares"    439,137 common stock in the capital of the
                                   Purchaser to be allotted pursuant to clause
                                   3.1.1

     "the Disclosure Letter"       the letter having the same date as this
                                   Agreement from the Vendors to the Purchaser qualifying the Warranties and the
                                   Supplemental Letter

     "dollar" and "$"              U.S dollars, being the lawful currency of the
                                   United States of America

     "Group" the Purchaser and its subsidiaries from time to time and "Group Company" shall be construed accordingly

     "James Chapman"               as detailed in Part 1 of Schedule 1

     "Nasdaq"                      Nasdaq National Market

     "the Optionholders"           those holders of the Share Options as
                                   specified in Part 2 of Schedule 1

     "the Primary Warranties"      the Warranties contained in Part 1 of
                                   Schedule 4 and Part 2 of Schedule 5

     "the Primary Warrantors"            David Nevin Birss of 12 Clevedon Road,
                                         Tilehurst, Reading, Berkshire RG31 6RL
                                         and Ian Moir of Quince House, Beckford,
                                         Upper Basildon Berkshire RG8 8PB

     "the Primary Warrantors' Warranty   the agreement in the agreed terms
                                         between the Settlement Agreement"
                                         Primary Warrantors, the Purchaser and
                                         the Vendors' Solicitor to be entered
                                         into at Completion and relating to the
                                         determination of any claim under the
                                         Primary Warranties.

     "the Property"                      the property specified in Schedule 3
                                         each and every part of such property

     "the Purchaser's Solicitors"        Eversheds 11/12 Queen Square, Bristol
                                         BS1 4NT

     "the Registration Rights Agreement" the agreement in the agreed terms between the Vendors and the Purchaser
                                         to be entered into at Completion
                                         relating to the registration of the
                                         Consideration Shares with the SEC

     "the Secondary Warranties"          the Warranties set out in Part 2 of
                                         Schedule 4

     "the Secondary Warrantor"           Phillip Corbishley of 15 High Street,
                                         Hardingstone, Northampton  NN4 7BT

     "the Shares"                        all of the issued shares of 2.5p each
                                         in the capital of the Company

     "the Share Options"                 the unexercised options over unissued
                                         Ordinary Shares of 2.5p each in the
                                         capital of the Company issued pursuant
                                         to the Xstreamis Plc Share Option
                                         Scheme as specified in Part 2 of
                                         Schedule 1

     "Simon Hughes"                      as detailed in Part 1 of Schedule 1

     "the Subsidiaries"                  ADSL Limited (registered number
                                         3297693) whose registered office is at
                                         30 Aylesbury Street, London EC1R 0ER
                                         and Xstreamis Inc (registered in
                                         Delaware, USA)

     "the Stakeholders Agreement"        the agreement in the agreed terms
                                         between the Vendors, the Purchaser and
                                         the Vendors' Solicitor to be entered
                                         into at Completion relating to
                                         Completion of this Agreement

     "the Supplemental Letter"           the letter(s), if any, delivered prior
                                         to Completion supplementing the
                                         Disclosure Letter

     "the Tertiary Warranties"           the Warranties set out in Part 3 of
                                         Schedule 4

     "the Tertiary Warrantors"           the Vendors (other than the Primary and
                                         Secondary Warrantors)

     "the Tut Options"                   The options to be granted to the
                                         Optionholders by the Purchaser as
                                         detailed in Part 2 of Schedule 1t under
                                         the Tut Systems 1999 non-statutory
                                         Stock Option Plan

     "the Vendors' Solicitors"           Masons of 30 Aylesbury Street, London
                                         EC1 0ER

     "the Warranties"                    the warranties, set out or referred to
                                         in clause 4, Schedule 4 and Part 2 of
                                         Schedule 5;

     "the Warrantors"                    the Primary Warrantors, the Secondary
                                         Warrantor and the Tertiary Warrantors

1.2 references to any statute or statutory provisions will, unless the context otherwise requires, be construed as including references to any earlier statute or the corresponding provisions of any earlier statute, whether repealed or not, directly or indirectly amended, consolidated, extended or replaced by such statute or provisions, or re-enacted in such statute or provisions, and to any subsequent statute or the corresponding provisions of any subsequent statute in force at any time prior to the date of this Agreement directly or indirectly amending, consolidating, extending, replacing or re-enacting the same, and will include any orders, regulations, instruments or other subordinate legislation made under the relevant statute or statutory provisions which are in force prior to the date of this Agreement;

1.3 references to persons will be construed so as to include bodies corporate, unincorporated associations and partnerships and references to any gender include the other gender;

1.4 references to a document being "in the agreed terms" will be construed as references to that document in the form agreed and initialled by or on behalf of the Vendors and the Purchaser;

1.5 save as otherwise expressly provided all covenants, agreements, undertakings, indemnities, representations and warranties on the part of two or more persons are given or made by such persons jointly and severally;

1.6 references to clauses and schedules are to Clauses of and Schedules to this Agreement, and references to paragraphs are to paragraphs in the Schedule in which such references appear;

1.7 the Schedules form part of this Agreement and will have the same force and effect as if expressly set out in the body of this Agreement; and

1.8 the headings to the clauses of this Agreement and to the paragraphs of the Schedules (save for headings in Schedules 1, 2 and 3) will not affect its construction.

2.   SALE AND PURCHASE

     Each of the Vendors will sell and the Purchaser will buy, the number of Shares specified opposite that Vendor's name in Part 1 of Schedule 1.

2.1 Each Vendor (other than the Sandford childrens' Trust) sells its Shares with full title guarantee and free from any claim, charge, lien, encumbrance, equity or third party right. Ron Sandford and Raymond Segal as the trustees of the Sandford Childrens' Trust sell with limited title guarantee.

2.2 Each of the Shares will be sold and bought with all rights attached or accruing to it including all rights to any dividends or other distributions declared, made or paid after the execution of this Agreement.

2.3 Each of the Vendors waives all rights of pre-emption over any of the Shares conferred by the articles of association of the Company or otherwise.

2.4 No party will be obliged to complete the sale and purchase of any of the Shares or the surrender of the Share Options unless the Conditions have been satisfied or waived and the sale and purchase of all the Shares, the issue of the TUT Options in substitution for the Share Options, the issue of the Consideration Shares, the surrender of the Share Options and the payment referred to in Clause 3.1 are all completed simultaneously.

3.   CONSIDERATION

3.1  The consideration for the sale of the Shares will be:

     3.1.1 the allotment and issue to the Vendors of 439,137 common stock of $0.001 par value each in the capital of the Purchaser credited as fully paid, and accordingly each of the Vendors will be entitled to the number of Consideration Shares specified opposite that Vendor's name in Part 1 of Schedule 1; and


     3.1.2 the sum of $100,000, and each of the Vendors will be entitled to receive the sum specified opposite that Vendor's name in Part 1 of
            Schedule 1.

3.2 The Consideration Shares will rank pari passu and as a single class with the existing common stock of $0.001 par value each in the capital of the Purchaser, and shall carry the right to receive in full all dividends and other distributions declared, made or paid after the date of this Agreement.

4.   WARRANTIES

4.1  The Primary Warrantors:

     4.1.1 warrant to the Purchaser in the terms of the Primary Warranties, provided however that the Purchaser will not be entitled to claim that any fact or combination of facts constitutes a breach of any of the Primary Warranties if and to the extent that such fact or combination of facts has been fairly disclosed in the Disclosure Letter;

     4.1.2 agree that the Purchaser is entering into this Agreement in reliance on each of the Primary Warranties, and that save as provided in clause 4.1.1 no information of which the Purchaser has knowledge (save for actual knowledge ) will prejudice any claim made by the Purchaser in respect of the Primary Warranties or will operate to reduce any amount recoverable in respect of any breach of any of the Primary Warranties or will operate to prevent any claim being made by the Purchaser for any breach by the Primary Warrantors of the covenants implied by the Law of Property (Miscellaneous Provisions) Act 1994;

     4.1.3 warrant to the Purchaser that (save as aforesaid) all the Primary Warranties will be fulfilled and will be true and accurate in all respects on the date hereof and on the day of Completion and that the Primary Warrantors shall be entitled prior to Completion to make non-material disclosures to the Purchaser by way of the Supplemental Disclosure Letter provided such non-material disclosures relate only to matters, facts or circumstances over which the Primary Warrantors have acted at all times in good faith;

     4.1.4 will indemnify the Purchaser against any costs or expenses (including legal costs) which it reasonably and properly incurred, either before or after the commencement of any action leading to a claim (in this clause "claim" has the meaning set out in clause 4.6) to the extent that such costs or expenses when combined with any payment in respect of any claim do not exceed the warranty limit set out in clause 4.6.2;

     4.1.5 undertake, for themselves and not jointly and severally, to disclose to the Purchaser as soon as he becomes aware of any such matter anything which comes to the notice of either of them which is or may be a breach of any of the Primary Warranties; and

     4.1.6 undertake that, in the event of any claim being made against any of them whether under the Primary Warranties or otherwise in connection with the sale of the Shares to the Purchaser, they will not make any claim against the Company, or against any director or employee of the Company, on which or on whom either of them may have relied before agreeing to any term of this Agreement or authorising any statement in the Disclosure Letter, but so that this undertaking will not preclude any Warrantor from claiming against any other Warrantor under any right of contribution or indemnity to which such Warrantors may be entitled.

4.2 Each of the Primary Warranties will be construed as a separate Warranty and will not be limited or restricted by reference to, or inference from, the terms of any other Warranty or any other term of this Agreement.

4.3 In this Agreement, unless otherwise specified, where any Primary Warranty refers to the knowledge, information, belief or awareness of the Primary Warrantors (or similar expression), each Primary Warrantor will be deemed to have such knowledge, information, belief or awareness as such Primary Warrantor would have obtained had such Primary Warrantor made all due and careful enquiries into the subject matter of that Primary Warranty and it shall not be a defence that the Primary Warrantor did not appreciate the relevance or significance of any particular matter and the knowledge, information, belief and awareness of either of the Primary Warrantors shall be imputed to the other Primary Warrantor.

4.4 Subject to Clause 4.1.3, if prior to Completion it shall be found that any of the Primary Warranties including for the avoidance of doubt, any Warranty given pursuant to clause 4.1.3 is materially breached or unfulfilled, the Purchaser shall be entitled by notice in writing to the Vendors to rescind this Agreement but failure to exercise such right in respect of any breach over which the Primary Warrantors have not acted in good faith shall not constitute a waiver of any other rights of the Purchaser arising by reason of any breach of any of the Primary Warranties and exercise of such right shall be without prejudice to any other rights and remedies the Purchaser may have under or in respect of this Agreement. (but for the avoidance of doubt where the Primary Warrantors have acted in good faith and the Purchaser does not exercise its right under this clause 4.4 to rescind this Agreement such failure shall constitute a waiver of any other rights of the Purchaser arising by reason of that breach of the Primary Warranties).

4.5 If after the execution of this Agreement and before Completion any event shall occur (other than an event constituting or giving rise to a breach of any of the Warranties) which affects or is likely to affect materially and adversely the financial position or business prospects of the Company, not being an event affecting or likely to affect generally all companies carrying on similar businesses in the United Kingdom, the Purchaser shall be entitled by notice in writing to the Vendors to rescind this Agreement at any time prior to Completion but the occurrence of such an event shall not give rise to any right to damages or compensation.

4.6 In this clause 4.6 and clause 4.7 "claim" means any claim which is successfully brought (disregarding the provisions of this clause 4.6) against the Primary Warrantors (or either of them) or is agreed between the Purchaser and the Primary Warrantors in favour of the Purchaser for breach of the Primary Warranties. Notwithstanding the foregoing provisions of clause 4:

     4.6.1 each Primary Warrantor will be under no liability to make any payment in respect of any claim unless it:

            (a) is (Pounds)10,000 (after deducting any such costs as are referred to in clause 4.1.4) or more in respect of any single claim; or

            (b) is (when aggregated with his liability in respect of any other claim or claims made by the Purchaser or which would have been made but for the provision of this clause 4.6.1) in excess of (Pounds)10,000 (after deducting any such costs as are referred to in clause 4.1.4) in which event the Primary Warrantor will (subject to the other provisions of this clause 4.6) be liable for the whole amount of liability and not merely for the excess; and

     4.6.2 the aggregate liability of the Primary Warrantors in respect of all claims (by way of damages or otherwise) will be limited to the value of $1,937,820.00 and will be subject to the terms of the Primary Warrantors' Warranty Settlement Agreement;

     4.6.3 the Primary Warrantors will be under no liability to make any payment in respect of any claim or potential claim unless written particulars of the claim or potential claim (giving such reasonable details as are then available of the specific matter in respect of which such claim or potential claim is made) are given to the Primary Warrantors:

               4.6.3.1   in the case of the Primary Warranties contained in
                         Schedule 4, within 12 months from the date of this Agreement; and

               4.6.3.2 in the case of the Warranties contained in Schedule 5, within seven years from the date of this Agreement;

               in either case, if the Purchaser has not commenced legal proceedings in respect of any potential claim within 18 months of such notice, the Purchaser shall be deemed to have waived such potential claim in full.

4.7 Notwithstanding any other provision of this Agreement, the provisions of clause 4.6 shall not apply to exclude or limit the liability of the Primary Warrantors to the extent that any claim or potential claim arises by reason of any fraud or dishonest, reckless or wilful misstatement or omission by or on behalf of the Primary Warrantors or either of them.

Warranties from Secondary Warrantor

4.8  The Secondary Warrantor:

     4.8.1 warrants to the Purchaser in the terms of the Secondary Warranties, provided however that the Purchaser will not be entitled to claim that any fact or combination of facts constitutes a breach of any of the Warranties if and to the extent that such fact or combination of facts has been fairly disclosed in the Disclosure Letter;

     4.8.2 agrees that the Purchaser is entering into this Agreement in reliance on each of the Secondary Warranties, and that save as provided in clause 4.8.1 no information of which the Purchaser has knowledge ( save for actual knowledge) will prejudice any claim made by the Purchaser in respect of the Secondary Warranties or will operate to reduce any amount recoverable in respect of any breach of any of the Secondary Warranties or will operate to prevent any claim being made by the Purchaser for any breach by the Secondary Warrantor of the covenants implied by the Law of Property (Miscellaneous Provisions) Act 1994;

     4.8.3 warrants to the Purchaser that (save as aforesaid) all the Secondary Warranties will be fulfilled and will be true and accurate in all respects on the date hereof and on the day of Completion and that the Secondary Warrantor shall be entitled prior to Completion to make non-material disclosures to the Purchaser by way of the Supplemental Letter provided such non-material disclosures relate only to matters, facts or circumstances over which the Secondary Warrantor has acted at all times in good faith.

     4.8.4 will indemnify the Purchaser against any costs or expenses (including legal costs) which it reasonably and properly incurred, either before or after the commencement of any action leading to a claim (in this clause "claim" has the meaning set out in clause 4.6) to the extent that such costs or expenses when combined with any payment in respect of any claim do not exceed the warranty limit set out in clause 4.12.2, directly or indirectly as a result of any breach of any of the Secondary Warranties;

     4.8.5 undertakes to disclose to the Purchaser as soon as he becomes aware of any such matter anything which comes to the notice of him which is or may be a breach of any of the Secondary Warranties; and

     4.8.6 undertakes that, in the event of any claim being made against him under the Secondary Warranties, he will not make any claim against the Company, or against any director or employee of the Company, on which or on whom he may have relied before agreeing to any term of this Agreement or authorising any statement in the Disclosure Letter, but so that this undertaking will not preclude the Secondary Warrantor from claiming against any other Warrantor under any right of contribution or indemnity to which the Secondary Warrantor may be entitled.

4.9 Each of the Secondary Warranties will be construed as a separate Warranty and will not be limited or restricted by reference to, or inference from, the terms of any other Warranty or any other term of this Agreement.

4.10 In this Agreement, unless otherwise specified, where any Secondary Warranty refers to the knowledge, information, belief or awareness of the Secondary Warrantor (or similar expression), the Secondary Warrantor will be deemed to have such knowledge, information, belief or awareness as the Secondary Warrantor has or should have obtained from either (a) attending the board meetings of the Company which he has actually attended or (b) his actual knowledge; and it shall not be a defence that the Secondary Warrantor did not appreciate the relevance or significance of any particular matter.

4.11 Subject to clause 4.8.3 if prior to Completion it shall be found that any of the Secondary Warranties including, for the avoidance of doubt, any Warranty given pursuant to clause 4.8.3 is materially breached or unfulfilled, the Purchaser shall be entitled by notice in writing to the Vendors to rescind this Agreement but failure to exercise such right in respect of any breach over which the Secondary Warrantor has not acted in good faith shall not constitute a waiver of any other rights of the Purchaser arising by reason of any breach of any of the Secondary Warranties and exercise of such right shall be without prejudice to any other rights and remedies the Purchaser may have under or in respect of this Agreement (but for the avoidance of doubt where the Secondary Warrantor has acted in good faith and the Purchaser does not exercise its right under this clause 4.11 to rescind this Agreement such failure shall constitute a waiver of any other rights of the Purchaser arising by reason of that breach of the Secondary Warranties).

4.12 In this clause 4.12 and clause 4.13 "claim" has the meaning set out in Clause 4.6 but substituting in such definition a reference to Clause 4.12 and 4.13 in place of the reference to Clause 4.6 and 4.7 and a reference to Secondary Warrantor in place of the reference to Primary Warrantors. Notwithstanding the foregoing provisions of clause 4:

     4.12.1 the Secondary Warrantor will be under no liability to make any payment in respect of any claim unless it:

               (a) is (Pounds)10,000 (after deducting any such costs as are referred to in clause 4.8.4) or more in respect of any single claim;

               (b) is (when aggregated with his liability in respect of any other claim or claims made by the Purchaser or which would have been made but for the provisions of this clause 4.12.1) in excess of (Pounds)10,000 (after deducting any such costs as are referred to in clause 4.8.4) in which event the Secondary Warrantor will (subject to the other provisions of this clause 4.12) be liable for the whole amount of such liability and not merely for the excess; and

     4.12.2 the aggregate liability of the Secondary Warrantor in respect of all claims (by way of damages or otherwise) will be limited to (Pounds)84,000.

     4.12.3 the Secondary Warrantor will be under no liability to make any payment in respect of any claim or potential claim unless written particulars of the claim or potential claim (giving such reasonable details as are then available of the specific matter in respect of which such claim or potential claim is made) is given to the Secondary Warrantor by 24 September 2000 and if the Purchaser has not commenced legal proceedings in respect of any potential claim within 18 months of such notice, the Purchaser shall be deemed to have waived such potential claim in full.

4.13 Notwithstanding any other provision of this Agreement, the provisions in clause 4.12 shall not apply to exclude or limit the liability of the Secondary Warrantor to the extent that any claim or potential claim arises by reason of any fraud or dishonest, reckless or wilful misstatement or omission by or on behalf of the of the Secondary Warrantor.

Warranties from Tertiary Warrantors

4.14 The Tertiary Warrantors for himself (and not  jointly and severally):

     4.14.1 each warrants to the Purchaser in the terms of the Tertiary Warranties, provided however that the Purchaser will not be entitled to claim that any fact or combination of facts constitutes a breach of any of the Warranties if and to the extent that such fact or combination of facts has been fairly disclosed in the Disclosure Letter;

     4.14.2 agree that the Purchaser is entering into this Agreement in reliance on each of the Tertiary Warranties.

4.15 Each of the Tertiary Warranties will be construed as a separate Warranty and will not be limited or restricted by reference to, or inference from, the terms of any other Warranty or any other term of this Agreement.

4.16 In this clause 4.16 and clause 4.17 "claim" has the meaning set out in clause 4.6 but substituting in such definition a reference to clause 4.16 and 4.17 in place of the reference to clause 4.6 and a reference to "Tertiary Warrantors" in place of the reference to "Primary Warrantors". Notwithstanding the foregoing provisions of clause 4:

     4.16.1 the aggregate liability of the Tertiary Warrantors in respect of all claims (by way of damages or otherwise) will be limited to the value of $18,909,239$1,937,820 and the individual liability of each Tertiary Warrantor will be limited to that value as divided pro rata by the number of the Consideration Shares received by him as shown in Part 1 of Schedule 1;

     4.16.2 the Tertiary Warrantor will be under no liability to make any payment in respect of any claim or potential claim unless written particulars of the claim or potential claim (giving such reasonable details as are then available of the specific matter in respect of which such claim or potential claim is made) are given to the relevant Tertiary Warrantor within 12 months from the date of this Agreement and if the Purchaser has not commenced legal proceedings in respect of any potential claim within 18 months of such notice, the Purchaser shall be deemed to have waived such potential claim in full; and

4.17 Notwithstanding any other provision of this Agreement, the provisions of clause 4.16 shall not apply to exclude or limit the liability of the Tertiary Warrantors to the extent that any claim or potential claim arises by reason of any fraud by or on behalf of that Tertiary Warrantor.

5.   OTHER PROVISIONS RELATING TO WARRANTIES

5.1 The Purchaser hereby confirms that it has not relied on any representation, warranty, collateral agreement or undertaking of the Vendors (which term in this clause 5 means the Vendors acting in any capacity including, without limitation, as Warrantors) or any other persons save as expressly set out in this Agreement and the Disclosure Letter.

5.2 This Agreement constitutes the entire understanding and agreement between the parties hereto and no representation warranties collateral agreement or undertakings expressed or implied statutory or otherwise made by or on behalf of the Vendors in connection with or arising out of the sale of the Shares and which are not contained in or part of this Agreement or any agreement or side letter connected with the matters contemplated herein shall give rise to any liability on the part of the Vendors.

5.3 The Purchaser shall reimburse to the Vendors (or to such of them as shall have made the relevant payment) an amount equal to any sum paid by the Vendors under any of the Warranties which is subsequently recovered by or paid to the Purchaser or to the Group or any of them by a third party.

5.4 In the event that the Purchaser or any Group Company shall be in receipt of any claim which, in the opinion of the Purchaser, might constitute or give rise to a breach of any of the Warranties the Purchaser shall as soon as reasonably practicable notify the relevant Warrantors giving full details so far as practicable.

5.5 The amount of any claim paid by the Warrantors under this Agreement shall be deemed to constitute a reduction in the purchase price.

5.6 Where a breach of any of the Warranties shall be in respect of a matter where the Purchaser shall be insured against loss or damage arising therefrom the Purchaser shall not pursue any claim against the Vendors for breach of any such Warranty without first making a claim against its insurers for compensation for the loss or damage suffered (but the Purchaser shall notify the Vendor with written particulars of such breach which notification shall have the effect of postponing the time limitations pursuant to clauses 4.6, 4.12 and 4.16 by the length of time it takes to establish conclusively that compensation will or will not be paid by the said insurers and the amount of any such compensation) and thereafter any claim against the Vendors shall be limited (in addition to the limitation on the Vendors' liability elsewhere referred to herein) to damage suffered by the Purchaser as a result of such breach to the extent that such claim shall exceed the compensation paid by the said insurers to the Group.

5.7 If any breach or claim arising under the Warranties shall arise by reason of some liability of a company within the Group which at the time the breach is notified to the relevant Warrantors is contingent only then such Warrantors shall not be under any obligation to make payment to the Group or the Purchaser or the company in question hereunder until such time as the contingent liability ceases to be contingent but notice to the relevant Warrantors will mean the time limitations pursuant to clauses 4.6, and 4.12 and 4.16 in respect of such a claim shall be extended by the period from the date of the Purchaser giving notice of the claim to the date upon which the contingent liability ceases to be contingent. the time limitations

5.8 The Purchaser shall take and procure that each Group Company shall take all reasonable steps necessary to mitigate any loss in relation to any claim against any Group Company which might constitute a breach of any of the Warranties on becoming aware that such circumstances exist as to give rise to a claim pursuant hereto.

5.9 No liability shall attach to the Primary Warrantors in respect of a breach of the Warranties to the extent that:

     5.9.1 such claim has been or is compensated by the discharge or ascertainment of any liability for an amount less than that shown or provided for in the Accounts;

     5.9.2 if and to the extent that any such breach or claim occurs as a result of any increase in the rate of taxation or an alteration in the practice and custom of the Inland Revenue or other taxation Authority from that in force at the date hereof;

     5.9.3 if and to the extent that any such breach or claim is wholly or partially attributable to or arises from any voluntary act, omission, transaction or arrangement of or carried out:

            (a) at any time after Completion by any of the Purchaser, a Group Company or their respective successors in title from time to time or any subsidiary or associated company or any of the foregoing at any time after Completion;

            (b) by the Company at any time after the date hereof with the prior written agreement of the Purchaser or, as permitted by clause 87.3, without the consent of the Purchaser.

     5.9.4 allowance, provision or reserve has been made in the Accounts in respect of the matter to which such liability relates; and

     5.9.5 to the extent that any taxation for which the Company is or may be liable to be assessed or accountable is reduced or extinguished as a result of any such claim or liability; and

     5.9.6 any losses or other allowable sums previously utilised become available for set-off against taxation.

5.10 All amounts available for set-off or otherwise liable to be deducted pursuant to clause 5.95.8 shall first be taken into account for the purpose of determining the amount of loss sustained in connection with the de minimis limits referred to in clauses 4.6 ,and 4.154.12. and 4.19.

5.11 The Purchaser shall not be entitled to claim that any fact or circumstance constitutes a breach of any of the Warranties if such fact or circumstances has been fairly disclosed in this Agreement, in the Accounts or in the Disclosure Letter.

5.12 Neither the Purchaser nor any Group Company, shall be entitled to recover any sum in respect of any claim for breach of any of the Warranties or otherwise obtain reimbursement or restitution more than once in respect of any one breach of the Warranties.

5.13 Nothing herein or in the Warranties contained shall be deemed to relieve the Purchaser or any Group Company from any common law duty to mitigate any loss or damage incurred by them.

6.   RESTRICTIVE COVENANTS

6.1 For the purpose of assuring to the Purchaser the full benefit of the Company and in consideration for the Purchaser agreeing to buy the Shares on the terms of this Agreement, the Primary Warrantors, James Chapman and Simon Hughes, subject to the undernoted exceptions, each (for themselves and not jointly and severally) undertake to the Purchaser that he will not, without the prior written consent of the Purchaser, whether directly or indirectly and whether alone or in conjunction with, or on behalf of, any other person and whether as principal, shareholder, director, employee, agent, consultant, partner or otherwise:

     6.1.1 with the exception of James Chapman and Simon Hughes for a period of 3 years immediately following Completion, canvass, solicit or approach, or cause to be canvassed, solicited or approached, for orders any person who at any time during the twelve months immediately preceding the date of Completion is or was:

            6.1.1.1 negotiating with the Company for the supply by the Company of goods or services; or

            6.1.1.2  a client or customer of the Company; or

            6.1.1.3  in the habit of dealing with the Company,

            where the orders relate to goods and/or services which are competitive with those supplied by the Company at any time during the twelve months immediately preceding the date of Completion;

     6.1.2 with the exception of James Chapman and Simon Hughes for a period of 3 years immediately following Completion, deal or contract with any person who at any time during the twelve months immediately preceding the date of Completion is or was:

            6.1.2.1 negotiating with the Company for the supply by the Company of goods or services; or

            6.1.2.2  a client or customer of the Company; or

            6.1.2.3  in the habit of dealing with the Company,

            where the dealing or contracting relates to goods and/or services which are competitive with or of the type those supplied by the Company at any time during the twelve months immediately preceding the date of Completion;

     6.1.3 with the exception of James Chapman and Simon Hughes for a period of three years immediately following Completion, interfere, or seek to interfere, with the continuance of supplies to the Company from any supplier who has been supplying goods and/or services to the Company at any time during the twelve months immediately preceding the date of Completion if such interference causes or would cause that supplier to cease supplying, or materially reduce its supply of, those goods and/or services to the Company;

     6.1.4 for a period of three years immediately following Completion, solicit or entice, or endeavour to solicit or entice, away from the Company, or employ, any person employed who is or was employed in a managerial, technical or sales capacity by, or who is or was a consultant to, the Company at any time during the period of 1 month immediately preceding the date of Completion;

     6.1.5 within Europe for a period of 18 months immediately following Completion, be engaged, concerned or interested in, or provide technical, commercial or professional advice to, any other business which supplies goods and/or services which are competitive with products and technologies relating to the efficient traffic management and engineering service within broadband telecommunications platforms including but not limited to techniques to classify and manage traffic flows but excluding, for the avoidance of doubt, the underlying telecommunications systems themselves; provided that this restriction does not apply to prevent either of the Primary Warrantors, James Chapman and Simon Hughes from being employed by the Company or the Purchaser or any member of the Group or holding shares or other securities in any company which are quoted, listed or otherwise dealt in on a recognised stock exchange or other securities market and which confer not more than 3 per cent of the votes which could be cast at a general meeting of such company; or

     6.1.6 use in connection with any business any name which includes the current name of the Company or any colourable imitation of it.

6.2 The Primary Warrantors, James Chapman and Simon Hughes (for themselves and not jointly and severally) each acknowledge that they have (or may have) information in respect of the business and financing of the Company and its dealings, transactions, affairs, plans and proposals, all of which information is, or may be, secret or confidential and important to the Company. In this clause 6 such information is called "Confidential Information" and includes, without limitation, confidential or secret information relating to the Company's trade secrets, know-how, ideas, business methods, finances, prices, business plans, marketing plans, development plans, manpower plans, sales targets, sales statistics, customer lists, customer relationships, computer systems and computer software. Each of the Primary Warrantors, James Chapman, and Simon Hughes further acknowledge that the disclosure of Confidential Information (whether directly or indirectly) to actual or potential competitors of the Company could place it at a competitive disadvantage and may do damage (whether financial or otherwise) to its business. Each of the Primary Warrantors, James Chapman and Simon Hughes accordingly agree to enter into the restrictions contained in clause 6.3.

6.3 Each of the Primary Warrantors, the Secondary Warrantor, James Chapman and Simon Hughes (for themselves and not jointly and severally) undertake that he will not after the date hereof:

     6.3.1 disclose to any person except to those authorised by the Company to know;

     6.3.2 use for his own purposes or for any purposes other than those of the Company; or

     6.3.3 through any failure to exercise all due care and diligence cause or permit any unauthorised disclosure of any Confidential Information, provided that these restrictions on him will cease to apply to information which (otherwise than through the default of such Vendor) comes into the public domain.

6.4 The parties agree that each of the undertakings set out in this clause 6 is separate and severable and enforceable accordingly and if any one or more of such undertakings or part of an undertaking is held to be against the public interest or unlawful or in any way an unreasonable restraint of trade, the remaining undertakings or remaining part of the undertakings will continue in full force and effect and will bind each of the Primary Warrantors, James Chapman and Simon Hughes but not their successors in title.

7.   CONDITIONS AND COMPLETION

7.1  Completion is conditional upon:

     7.1.1  the demerger of EPL Limited;

     7.1.2 the re-registration of the Company as a private company limited by shares;

     7.1.3 the signing of the agreement between Commerz Beteiligungs Gesellschaft GmBH and certain Vendors terminating a Subscription and Shareholders Agreement dated 25 September 1998 in the agreed terms.;

     7.1.4  signing the Stakeholders Agreement in the agreed terms;

     7.1.5  signing the Primary Warrantors' Warranty Settlement Agreement.

7.2 The parties shall use their respective best endeavours to procure that the conditions stated in clause 7.1 are fulfilled as soon as practicable and in any event on or before midnight 26 May 2000. In the event that the Conditions have not been fulfilled by midnight 26 May 2000 or by such later date as may be agreed in writing between the Vendors and the Purchaser, this Agreement shall, save for this clause 7.2 and clause 9, thereupon become null and void and none of the parties shall have any rights against any other party under this Agreement except for breach of this clause 7.2 or clause 9.

7.3 The Vendors shall, so far as they are each able, procure that between the time of the execution of this Agreement and Completion the Company will carry on business in the ordinary course and will not do anything which is not of a routine unimportant nature without the prior written consent of the Purchaser such consent not to be unreasonably withheld conditioned or delayed. The following acts by the Company and/or the Subsidiaries or any agreement by the Company and/or the Subsidiaries to do any of the following acts, shall, but without limitation, be deemed not to be of a routine unimportant nature:

     7.3.1 incurring any expenditure exceeding (Pounds)2,000 on capital account or entering into any commitment to do so;

     7.3.2 save for the demerger of EPL Limited disposing of any part of its assets in the ordinary course of trading;

     7.3.3 borrowing any money except under its existing overdraft facilities from its bankers or making any payments out of or drawings on its bank account other than payments in the ordinary course of business or to meet obligations outstanding at the date hereof and disclosed in the Disclosure Letter;

     7.3.4  entering into any guarantee or indemnity;

     7.3.5 entering into any unusual or abnormal Contract (as defined in paragraph 1.1 of Schedule 4) or commitment;

     7.3.6 granting any lease or third party right in respect of the Property or assigning or otherwise disposing of the same (or any part thereof);

     7.3.7  making any loan;

     7.3.8 entering into any leasing, hire purchase or other agreement or arrangement for payment on deferred terms;

     7.3.9  declaring, making or paying any dividend or other distribution;

     7.3.10 granting any security;

     7.3.11 appointing any additional director;

     7.3.12 taking on new employees or terminating the employment of any employees or making any change in the terms or conditions of employment or pension benefits of any employees;

     7.3.13 permitting any insurance to lapse or doing anything which would make any policy of insurance void or voidable;

     7.3.14 creating or issuing any class of share or loan capital;

     7.3.15 making any change in its business structure or organisation; and

     7.3.16 doing or omitting to do, or causing or allowing to be done or omitted to be done, any act or thing which would result or be likely to result in a breach of any of the Warranties at Completion.

7.4 Provided that this Agreement has not been rescinded and provided also that the conditions stated in clause 7.1 have been satisfied or waived by written notice, Completion of the sale and purchase of the Shares will be completed at the offices of the Vendors' Solicitors on or before midnight 26 May 2000 ("Completion") when:

     7.4.1  the Vendors will produce and deliver to the Purchaser:

            7.4.1.1 duly executed transfers of the Shares in favour of the Purchaser together with all relevant share certificates (or in the case of any lost certificate an indemnity satisfactory to the Purchaser in relation to it) and together also with such waivers and consents as the Purchaser may require to enable the Purchaser to be registered as the holders of the Shares (subject to the said transfers being produced to the Company duly stamped);

            7.4.1.2 written resignations from all directors and the secretary of the Company and the Subsidiaries in the agreed terms;

            7.4.1.3 the written resignation of Horwarth Clark Whitehill as auditors of the Company accompanied by the statement referred to in section 392 of the Act;

            7.4.1.4 the certificate of incorporation, any certificate(s) of incorporation on change of name, the common seal and the statutory books and registers (all entered up to date) of the Company and ADSL Limited;

            7.4.1.5 at the offices of the Company all deeds and documents relating to the title of the Company to the Property;

            7.4.1.6  all cheque books of the Company in current use;

            7.4.1.7 bank statements in respect of each account of the Company as at the close of business on the last Business Day prior to Completion, together in each case with a reconciliation statement prepared by the Primary Warrantors to show the position at Completion (listing unpresented cheques drawn or received by the Company and standing orders payable since the date of such bank statements);

            7.4.1.8 at the offices of the Company all papers, books, records, keys, credit cards and other property (if any) of the Company which are in the possession or under the control of the Vendors or any other person who resigns as an officer of the Company in accordance with this clause 7;

            7.4.1.9  duly executed powers of attorney in the agreed terms;

            7.4.1.10 any other documentation not referred to above but included in the Stakeholders Agreement under the description of Vendors' Deliverables;

     7.4.2  each Vendor will:

            7.4.2.1 repay, and will procure that any spouse or child of such Vendor or any company of which such Vendor (and/or any such spouse or child) has control (as defined in section 840 Income and Corporation Taxes Act 1988) will repay, all amounts owed by him, her or it to the Company, whether due for payment or not;

            7.4.2.2 deliver to the Purchaser a deed in the agreed terms acknowledging that neither such Vendor nor any such spouse, child or company has any claim against the Company and that there is no agreement or arrangement under which the Company has any actual, contingent or prospective obligation (including, but not limited to, any obligation under any guarantee entered into by the Company) to or in respect of any of them; and

            7.4.2.3 in respect of any such agreement or arrangement as is referred to in clause 7.4.2.2 which previously existed deliver to the Purchaser evidence of the release or termination of it in a form satisfactory to the Purchaser;.

     7.4.3 the Vendors will, so far as they are each able, procure that duly convened meetings are held at which:

            7.4.3.1 the transfers referred to in clause 7.4.1.1 (subject to stamping if not previously effected) are approved for registration in the books of the Company;

            7.4.3.2 new articles of association are adopted by the Company in the agreed terms;

            7.4.3.3 persons nominated by the Purchaser are appointed as directors of the Company and the Subsidiaries, and any person nominated by the Purchaser is appointed as secretary of the Company and the Subsidiaries;

            7.4.3.4 all existing instructions to the bankers of the Company are revoked and new instructions given to such bankers as the

                      Purchaser may nominate, in such form as the Purchaser directs; and

            7.4.3.5 the Optionholders will each produce and deliver to the Purchaser a signed Form of Election exchanging its Share Options for TUT Options in the agreed terms.

            the Vendors will, so far as they are each able, procure that David Birss and Ian Moir enter into side letters in respect of their service agreements with the Company in the agreed terms; and

     7.4.4  The Purchaser will satisfy the consideration as provided by Clause
            3.

7.5 If in any respect the provisions of clause 7.3 or 7.4 are not complied with by one or more of the Vendors or the Purchaser on Completion the other party may (subject to it being ready willing and able to comply with its obligations):

            7.5.1.1 (in the case of non-compliance with clause 7.4) defer Completion to not more than fourteen days after the date for Completion as set by clause 7.4; or

            7.5.1.2 proceed to Completion so far as practicable without prejudice to its rights under this Agreement; or

            7.5.1.3 rescind this Agreement without prejudice to any rights or remedies available to it under this Agreement.

7.6 The Purchaser will upon Completion transfer 50% of the Shares in the Company to one of its wholly owned US subsidiaries ("US 1") and the remaining 50% of the Shares in the Company to another of its wholly owned US subsidiaries ("US 2") thereafter, the Purchaser will procure that US 1 and US 2 will transfer their respective shareholdings in the Company to a further US subsidiary ("US 3") which is owned as to 50% by US 1 and 50% by US 2.

8.   ANNOUNCEMENTS

8.1 No announcement concerning the transactions contemplated by this Agreement or any matter ancillary to it and no disclosure of the terms of this Agreement will (save as required by law including any law of the United States of America or any state therein or the regulations of NASDAQ or the City Code on Takeovers & Mergers or any law of the United Kingdom) be made by the Vendors or the Purchasers except with the prior written approval of the other party. Where either party is under any legal or regulatory requirement to make any announcement it shall use its reasonable endeavours to agree the form, wording and timing of such announcement with the other party hereto prior to such announcement being made. After Completion the Purchaser shall not be bound by the restrictions contained in this clause 8.1 and to the extent that any announcement is made as a result of a requirement by law or the regulations of NASDAQ, the Vendors shall be free to make any similar announcement.

8.2 The Vendors shall, shall so far as they are each able, at the request of the Purchaser supply to the Purchaser all such information and reports with regard to the Company and the Subsidiaries as they may have which is required by the Purchaser to enable it to comply with the requirements of the law including any law of the United States of America or any State therein or NASDAQ regarding the transaction to which this Agreement relates. The Purchaser shall at the request of the Vendors supply to the Vendors all such information and reports with regard to the Purchaser and the Group and its entering into this Agreement, in so far as it is able to do so, as may be required by the Vendors to enable them to comply with the requirements of the law including any law of the United Kingdom or City Code on Takeovers and Mergers regarding the transaction to which this Agreement relates.

9.   COSTS

     Each party to this Agreement will bear such party's own costs and expenses relating to the preparation and completion of this Agreement, except where otherwise expressly stated.

10.  INTEREST

     If any party becomes liable to pay to another party other any sum pursuant to this Agreement, whether a liquidated sum or by way of damages or otherwise, such party will be liable to pay interest on such sum from the due date for payment at the annual rate of 3 per cent above the base lending rate from time to time of Barclays Bank plc accruing on a daily basis until payment is made, whether before or after any judgement.

11.  NOTICES

11.1 Any demand, notice or other communication given or made under or in connection with this Agreement will be in writing.

11.2 Any such demand, notice or other communication will, if otherwise given or made in accordance with this clause 11, be deemed to have been duly given or made as follows:

     11.2.1 if sent by prepaid first class post, on the second Business Day after the date of posting; or

     11.2.2 if delivered by hand, upon delivery at the address provided for in this clause 11; or

     11.2.3 if sent by facsimile, on the day of transmission provided that a confirmatory copy is, on the same Business Day that the facsimile is transmitted, sent by pre- paid first class post in the manner provided for in this clause 11, provided however that, if it is delivered by hand or sent by facsimile on a day which is not a Business Day or after 4 pm Greenwich Mean Time on a Business Day, it will instead be deemed to have been given or made on the next Business Day.

11.3 Any such demand, notice or other communication will, in the case of service by post or delivery by hand, be addressed (subject as provided in this clause 11) to the recipient at the recipient's address stated in this Agreement or at such other address as may from time to time be notified in writing by the recipient to the sender as being the recipient's address for service, provided that:

     11.3.1 in the case of a company it may instead (at the option of the sender) be addressed to its registered office for the time being; and

     11.3.2 if given or made to any one of the Vendors or his or her personal representatives it will be treated as validly given if given to the Vendor's Solicitors;

     11.3.3 if given or made to the Purchaser, it will be treated as validly given if given to the Purchaser's Solicitors.

     Any demand, notice or communication will be deemed to have been given to the personal representatives of a deceased Vendor, notwithstanding that no grant of representation has been made in respect of such Vendor's estate, if the notice is addressed either to the deceased Vendor by name or to the deceased Vendor's personal representatives by title, at the Vendor's address in accordance with the foregoing provisions of this clause 11.3 or at such other address as may have been notified by them in writing to the sender as being their address for service, and is otherwise served in accordance with the foregoing provisions.

11.4 Any such demand, notice or other communication will, in the case of service by facsimile, be sent to the recipient or to any person service on whom (in accordance with the foregoing provisions of this clause 11) is deemed to be service on the recipient, using a facsimile number then used by the recipient or (as the case may be) such other person at an address which (in accordance with such provisions) could have been used for service by post.

11.5 The provisions of this clause 11 will not apply, in the case of service court documents, to the extent that such provisions are inconsistent with
     Part 6 of the Civil Procedure Rules.

11.6 The Purchaser hereby irrevocably instructs the Purchaser's Solicitors to act as its agent for service and to accept service on its behalf of any proceedings that the Purchaser may issue in connection with this Agreement and the Vendors hereby irrevocably instruct the Vendors' Solicitors to act as its agent for service and to accept service on its behalf of any proceedings that the Purchaser may issue in connection with this Agreement.

12.  GENERAL

12.1 This Agreement (except where expressly provided to the contrary) will be binding on and will enure for the benefit of each party's successors, permitted assigns and personal representatives (as the case may be).

12.2 Except insofar as the same have been fully performed at Completion, each of the agreements, covenants, obligations, warranties, indemnities and undertakings contained in this Agreement will continue in full force and effect notwithstanding Completion.

12.3 The parties agree that they will do all such acts and things and execute all such documents as may reasonably be required on or subsequent to Completion to vest in the Purchaser legal and beneficial ownership of the Shares in accordance with this Agreement and otherwise to give effect to its terms.

12.4 Save as expressly provided otherwise, Failure failure or delay by any party in exercising any right or remedy under this Agreement will not in any circumstances operate as a waiver of it, nor will any single or partial exercise of any right or remedy in any circumstances preclude any other or further exercise of it or the exercise of any other right or remedy.

12.5 Any waiver of any breach of, or any default under, any of the terms of this Agreement will not be deemed a waiver of any subsequent breach or default and will in no way affect the other terms of this Agreement.

12.6 The Purchaser may release or compromise the liability of, or grant time or any other indulgence to, any person who is a party to this Agreement without in any way prejudicing or affecting the liability (whether joint and several or otherwise) to the Purchaser of any other person who is a party to this Agreement.

12.7 In the event of any claim being made against the Warrantors under the Warranties, the Warrantors shall not plead against such claim the Statute of Limitations Act 1980 or any other statute (present or future) directly or indirectly consolidating, extending, replacing or re-enacting the same, or any other rule of law relating to limitation of time in which an action can be brought or claim made; provided that this clause 12.7 is without prejudice to any express provision of this Agreement regarding time limits for notifying or making claims.

12.8 Save as expressly otherwise provided, the rights and remedies expressly provided for by this Agreement will not exclude any rights or remedies provided by law.

12.9 This Agreement may be executed in any number of counterparts, and by the parties on separate counterparts, each of which so executed and delivered will be an original, but all the counterparts will together constitute one and the same agreement.

12.10 The formation, existence, construction, performance, validity and all aspects whatsoever of this Agreement or of any term of this Agreement shall be governed by English law. The English Courts shall have jurisdiction to settle any disputes which may arise out of or in connection with this Agreement. The jurisdiction agreement contained in this clause 12.10 is made for the benefit of the Purchaser only, which accordingly retains the right to bring proceedings in any other court of competent jurisdiction. The parties agree to submit to the said jurisdiction.

12.11 Save as provided in Clauses 12.12 and 12.13, the Purchaser may not assign transfer or change charge this Agreement or any of its rights under it, nor attempt to purport to do any of the same, nor sub-contract any or all of its obligations under this Agreement.

12.12 The Purchaser shall be entitled to assign all but not some of its rights under this Agreement to any member of its Group provided that the Purchaser shall procure that any such company to whom it assigns any of its rights under this Agreement shall reassign such rights to the Purchaser immediately prior to its ceasing to be a member of the Purchaser's Group. Any assignment made pursuant to this Clause 12.12 shall be subject to the following terms:

       12.12.1 that it shall not relieve the Purchaser of any of its obligations under this Agreement; and

       12.12.2 the assignee acknowledges that the other parties may continue to deal exclusively with the Purchaser in respect of all matters relating to this Agreement at all times unless and until the assignee notifies all of the other parties in writing that it is exercising its rights as assignee.

12.13 Having obtained the prior written consent of all the other parties to this Agreement the Purchaser shall be entitled to assign all but not some of its rights under this Agreement to a named third party provided that following such assignment, any obligations or liabilities of any of the other parties shall forthwith cease and determine.

                                  SCHEDULE 1

                                    Part 1

                                  The Vendors


----------------------------------------------------------------------------------------------------------------
        Name                                   Number and                 Amount of              Amount of
                                             class of Shares           Consideration            Cash to be
                                               to be sold               Shares to be             Received
                                                                          received
----------------------------------------------------------------------------------------------------------------
 David Birss                                      1,494,234                38,958                  8,870
 12 Cleveden Road
 Tilehurst
 Reading
 Berkshire RG13 6RL
----------------------------------------------------------------------------------------------------------------
 James Chapman                                      206,958                 5,396                  1,230
 11 Folly Green
 Woodcote
 Nr Reading
 Berkshire  RG8 0ND
----------------------------------------------------------------------------------------------------------------
 Alice Cheng c/o 15A Ginahgulla                     577,526                15,057                  3,430
 Road
 Bellevue Hill
 Sydney
 NSW 2023 Australia
----------------------------------------------------------------------------------------------------------------
 Clarendon Nominees Limited                         926,119                24,146                  5,500
 Sir Walter Raleigh House
 48-50 The Esplanade
 St Helier Jersey
 Channel Islands
----------------------------------------------------------------------------------------------------------------
 Clarendon Trust Co Limited                         681,283                17,762                  4,040
 Sir Walter Raleigh House
 48-50 The Esplanade
 St Helier Jersey
 Channel Islands
----------------------------------------------------------------------------------------------------------------
 Commerz Beteiligungs GmbH                        6,250,000               162,950                 37,100
 Bad Homburg vdh
 Kaiserstr 16
 D-60311
 Frankfurt am Main
 Germany
----------------------------------------------------------------------------------------------------------------
 Simon Hughes                                       147,827                 3,854                    880
 Mimosa House
 32 Magrath Avenue
 Cambridge CB4 3AH
----------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------
 Makinen Properties Limited                         660,028                17,208                  3,920
 8/F GPI Building
 30-34 Kwai Wing Road
 Northern Territories
 Hong Kong
----------------------------------------------------------------------------------------------------------------
 Mees Pierson (Cayman) Limited                    1,732,574                45,172                 10,290
 as trustee of Sofaer Funds / SCI
 Global Hedge Fund
 C/o Sofaer Capital
 Management Ltd
 22/F Entertainment Building
 30 Queens Road Central
 Hong Kong
----------------------------------------------------------------------------------------------------------------
 HSBC Financial Services (Cayman)                 2,262,627                58,991                 13,430
 Limited solely as trustee of
 the Abel-Sci Venture Fund
 PO Box 1109 GT, Mary Street
 Grand Cayman
 Caymans Island
----------------------------------------------------------------------------------------------------------------
 Ian Moir                                         1,494,234                38,958                  8,870
 Quince house
 Beckfords,
 Upper Basildon
 Berkshire
----------------------------------------------------------------------------------------------------------------
 Pearl Finance Limited                              165,007                 4,302                    980
 PriceWaterhouse Coopers,
 22 Colomberie
 St Helier
 Jersey
 Channel Islands
----------------------------------------------------------------------------------------------------------------
 Sandford Children's Trust                           30,000                   782                    180
 Oaklands Lane
 Arkley
 HERTS EN5 3JN
----------------------------------------------------------------------------------------------------------------
 Raleigh Nominees Limited                           214,836                 5,601                  1,280
 Sir Walter Raleigh House
 48-50 The Esplanade
 St Helier, Jersey
 Channel Islands
----------------------------------------------------------------------------------------------------------------
 TOTAL:                                          16,843,253               439,137                100,000
----------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------

                                    Part 2

                               The Optionholders

----------------------------------------------------------------------------------------------------------
           Name and address of         No. of Share Options              Amount of TUT
              Optionholder             held and option price           Options to be granted

----------------------------------------------------------------------------------------------------------
          Anthony Hewlett                    50,000 shares @ 25p                1304

----------------------------------------------------------------------------------------------------------
           Stephen Maslen                    50,000 shares @ 25p                1304

----------------------------------------------------------------------------------------------------------
          Sir Ronald Mason                   50,000 shares @ 25p                1304

----------------------------------------------------------------------------------------------------------
           Mark Hambleton                    76,678 @ 35p                       1999

----------------------------------------------------------------------------------------------------------
           Graham Newton                     66,941 @ 35p                       1745

----------------------------------------------------------------------------------------------------------
           Daniel Hayes                      44,000 @ (Pounds)1                 1147

----------------------------------------------------------------------------------------------------------
        Nicholas Lambourn                    35,000 @ (Pounds)1                  913

----------------------------------------------------------------------------------------------------------
          Roger Orchard                      18,000 @ (Pounds)1                  469

----------------------------------------------------------------------------------------------------------
          David Spence                       26,000 @ (Pounds)1                  678

----------------------------------------------------------------------------------------------------------
            TOTAL:                           416,619                          10,863

----------------------------------------------------------------------------------------------------------

                                  SCHEDULE 2

                            Details of the Company

Name of Company               :      Xstreamis Plc

Registered number             :      3011154

Registered office             :      30 Aylesbury Street, London EC1R 0ER

Date of incorporation         :      18 January 1995

Place of incorporation        :      England and Wales

Status of Company             :      Private Public limited company

Authorised share capital      :      (Pounds)750,000 divided into 30,000,000
                                     Ordinary shares of 2.5 pence each

Issued share capital          :      (Pounds)421,081.32  divided into 16,843,253
                                     Ordinary shares of 2.5 pence each

Directors' full names         :      Paul Lancelot Banner
                                     David Birss
                                     Philip Corbishley
                                     Jeremy Green
                                     Anthony Michael Hewlett
                                     Sir Ronald Mason
                                     Ian Moir
                                     James Powell-Tuck
Secretary's full name         :      Masons Secretarial Services Limited

Accounting reference date     :      31 March

Auditors                      :      Horwath Clark Whitehill

Bankers                       :      Lloyds Bank Plc

                                  SCHEDULE 3

                                 The Property

A Licence dated 27 November 1998 granted by Prudential Development Management Limited and Magdalen Development Company Limited ("the Licence") to the Company to occupy an area of floor space measuring 2015 Square feet in the building known as Magdalen Centre, Oxford Science Park, Oxford.


Use: Developing and marketing products and technologies relating to telecommunications systems.

                                  SCHEDULE 4

                            Non-Taxation Warranties

1.   Interpretation

     In this Schedule 4:

1.1 the following expressions have the following meanings unless inconsistent with the context:

     "the Accounting Date"         31 March 1999

     "Accounting Standards"        the statements of standard accounting
                                   practice referred to in section 256 of the Act issued by the Accounting Standards Board or such other body as may have been prescribed thereunder by the Secretary of Stateat the relevant time, including, without limitation, the statements of standard accounting practice formerly issued by the Accounting Standards Committee and since adopted by the Accounting Standards Board and any financial reporting standards issued by the Accounting Standards Board or such other body as aforesaid

     "the Accounts"                the audited accounts of the Company for the
                                   financial year which ended on the Accounting
                                   Date, comprising a balance sheet, a profit and loss account, notes and directors' and auditors' reports

     "Computer Systems"            all computer hardware, software,
                                   microprocessors and firmware and any other items that connect with any or all of them which in each case are used in the Company's business or are in the possession of the Company

     "Contract"                    any agreement or commitment whether
                                   conditional or unconditional and whether by deed, under hand, or oral or otherwise, and any arrangement or understanding whether legally binding or not

     "Economic and Monetary        the existing system of single or unified
      Union"                       currency known as the Euro

     "EHS Law"                     all or any Laws from time to time with regard
                                   to EHS Matters

     "EHS Matters"                 all or any matters relating to the pollution
                                   or protection of the Environment or harm to or the protection of human health and safety or the health of animals and plants

     "EHS Permits"                 all or any permits, consents, licences,
                                   approvals certificates and other
                                   authorisations required by EHS Law for the operation of the business of the Company or the state or use of the Property

     "EMU Entry Date"              1 January 1999 and shall also include in
                                   addition the date or dates on which the
                                   United Kingdom or any part of it enters into Economic and Monetary Union

     "EMU Systems"                 all equipment, systems, plant and machinery
                                   used by the Company

     "Environment"                 any air (including air within natural or man-
                                   made structures above or below ground); water
                                   (including territorial, coastal and inland waters and ground water and water in drains and sewers); and land (including the seabed or river bed under any water), surface land and sub-surface land

     "ERA"                         the Employment Rights Act 1996

     "Euro"                        the European single currency

     "Hazardous Substances"        any matter, whether alone or in combination
                                   with any other matter capable of causing harm to man or any other living organism or damaging to the Environment or public health or welfare, including without limitation radioactive matter, ozone depleting substances, and genetically modified organisms

     "ICTA"                        Income and Corporation Taxes Act 1988

     "Insider"                     any Vendor, any past or present director of
                                   the Company, and/or any person who is or was at the relevant time connected with any Vendor or any such director

     "Intellectual Property        any and all patents, trade marks, service
      Rights"                      marks, copyright, moral rights, rights in a
                                   design, know-how, confidential information and all or any other intellectual or industrial property rights whether or not registered or capable of registration and whether subsisting in the United Kingdom or any other part of the world together with all or any goodwill relating or attached thereto

     "Laws" all or any applicable law (whether criminal, civil or administrative), common law, judgement, court order, statute, statutory instrument, regulation, directive, European Community decision (insofar as legally binding), bye-law, treaty, government circular, code of practice and guidance notes, or instruction or decision of any competent regulatory body

     "Millennium Compliance        a technical audit of the Computer Systems to
      Audit"                       ensure they are Millennium Compliant

     "Millennium Compliant"        the meaning set out or referred to in
                                   paragraph 16.1

1.2 a person will be deemed to be a party to a Contract if that person is, or has agreed to become, entitled to benefit under such Contract or if that person has obligations or liabilities or has agreed to assume obligations or liabilities under such Contract, in each case whether as an original party thereto or by virtue of assignment, novation or otherwise howsoever; and

1.3 any question as to whether a person is connected with any other person will be determined in accordance with section 839 ICTA, which will apply in relation to the Warranties as it applies in relation to ICTA.


                                    PART 1

Non taxation Warranties given by the Primary Warrantors

2.   Schedules 1 & 2; Capital

2.1 The information contained in Schedules 1 and 2 is true, complete and accurate in all respects.

2.2 The Shares are in issue fully paid and each of the Primary Warrantors is the sole beneficial and registered owner of the Shares set opposite such Primary Warrantor's name in Schedule 1 free from any encumbrance, equity or third party right (including but not limited to any mortgage, charge, pledge, option or lien), from any Contract to grant any of the same and from any claim to any of the same.

2.3 The Company has not allotted or issued any share capital other than the shares shown in Schedules 1 and 2 as being issued.

2.4 No Contract has been entered into which requires or may require the Company to allot or issue any share or loan capital and the Company has not allotted or issued any securities which are convertible into share or loan capital.

2.5 The Company has no interest, and it has not at any time during the period of the Primary Warrantors respective appointments as Directors of the Company nor, so far as the Primary Warrantors are aware, from incorporation until their respective appointments as Directors had any interest, in the share capital of any body corporate.

3.   Capacity

     Each Primary Warrantor has full power to enter into and perform this Agreement and this Agreement constitutes obligations binding on him in accordance with its terms.

4.   Insiders' interests

4.1 There is not outstanding and there has not at any time during the period of the Primary Warrantors' respective appointments as Directors of the Company nor, so far as the Primary Warrantors are aware, for the 5 year period prior to their appointment as Directors been outstanding:

     4.1.1 any loan, guarantee or indemnity given by the Company in favour of any Insider or in favour of any other person in respect of any liability of any Insider;

     4.1.2 any loan, guarantee or indemnity given by any Insider in favour of the Company or in favour of any other person in respect of any liability of the Company; or

     4.1.3 any other Contract to which the Company is or was a party and in which any Insider is or was interested in any way whatsoever (excluding any Contract of employment between the Company and any of its directors, full details of which are set out in the Disclosure Letter).

4.2 No Insider has any interest, direct or indirect, in any trade or business which competes or is likely to compete with the Company's business which has arisen during the Primary Warrantors' respective appointments as Directors of the Company nor, so far as the Primary Warrantors are aware, for the 5 year period prior to their appointment as Directors.

5.   Information supplied to the Purchaser

5.1 All written information supplied to the Purchaser or any of its advisers by or on behalf of the Warrantors or the Company as listed in the schedule to the Disclosure Letter is true, complete and accurate in all material respects and is not misleading in any material respect because of any omission or ambiguity.

ACCOUNTS AND RECORDS

6.   The Accounts

6.1  The Accounts (a true copy of which is enclosed with the Disclosure Letter):

     6.1.1   comply with the requirements of the Act;

     6.1.2 have been prepared in accordance with the historical cost convention, with all applicable Accounting Standards and (to the extent that no Accounting

             Standard is applicable) with accounting principles and practices generally accepted in the United Kingdom;

     6.1.3 have been prepared on bases and principles which are consistent with those used in the preparation of the audited statutory accounts of the Company for the three financial years immediately preceding that which ended on the Accounting Date; and

     6.1.4 show a true and fair view of the state of affairs of the Company as at the Accounting Date and of the results of the Company for the financial year ended on that date.

6.2  Without prejudice to the generality of the provisions of paragraph 6.1, the
     Accounts:

     6.2.1 fully provide for all liabilities (other than contingent or potential liabilities which are not expected to crystallise) and fully disclose all contingent or potential liabilities which are not expected to crystallise and all capital commitments of the Company as at the Accounting Date;

     6.2.2 correctly and accurately set forth the capital and reserves and all the assets of the Company as at the Accounting Date and the profits (or losses) of the Company for the financial year which ended on the Accounting Date;

     6.2.3 provide for all bad and doubtful debts as at the Accounting Date and are not affected (except as disclosed in the Accounts) by any extraordinary or exceptional event, circumstance or item.

6.3 True copies of the Accounts and of the audited accounts for each financial year of the Company preceding that which ended on the Accounting Date have been laid before the Company in general meeting and delivered to the Registrar of Companies in compliance with the Act, and the auditors' reports thereon were unqualified.

7.   Profits and losses

     The profits and losses of the Company for the three consecutive financial years ended on the Accounting Date as shown by the Accounts (and by the audited accounts of the Company for previous periods delivered to the Purchaser) and the trend of profits and losses thereby shown have not (except as therein disclosed) been affected by inconsistencies of accounting treatment, by the inclusion of non-recurring items of income or expenditure, by transactions entered into otherwise than on normal commercial terms or by any other factors rendering such profits or losses for all or any of such periods exceptionally high or low.

8.     Records

8.1 The accounting records of the Company comply with the provisions of sections 221 and 222 of the Act.

8.2 The Company's records, systems and information, and the means of access to them, are exclusively owned by it and under its direct control.

ASSETS

9.     Subsidiaries

9.1 The Subsidiaries are dormant and have not traded nor incurred any contractual or other liabilities, whether contingent or otherwise, since incorporation.

9.2    The Subsidiaries are the only subsidiaries of the Company.

10.    Unencumbered title; possession

10.1 Each asset reflected in the Accounts (save for current assets disposed of by the Company in the ordinary course of its business since the Accounting Date) and each asset treated as an asset of the Company and/or used by the Company at the date of this Agreement:

       10.1.1  is in the legal and beneficial ownership of the Company;

       10.1.2 is free from any encumbrance, equity or third party right (including but not limited to any mortgage, charge, pledge, option or lien), from any Contract to grant any of the same and from any claim to any of the same; and

       10.1.3 is not (in the opinion of the Primary Warrantors) to any extent surplus to requirements.

10.2 The Company has not agreed to acquire any material asset on terms that the property in it does not pass until full payment is made.

10.3 Properly executed originals of all documents which the Company requires to prove title or entitlement to any assets or rights are in the possession of the Company.

10.4 Any assets of the Company which are not situated at the Property at Completion are specified in the Disclosure Letter.

10.5 No charge in favour of the Company is void or voidable for want of registration.

11.    Debtors

11.1 The Company has not made, or entered into any Contract to make, any loan to, or other arrangement with, any person as a result of which it is or may be owed any money other than trade debts incurred in the ordinary course of business and cash at bank.

11.2 The Company is not entitled to the benefit of any debt otherwise than as the original creditor and has not factored or discounted any debt or agreed to do so.

12.    (number not used)Stock

       The stock held by the Company does not exceed a value of (Pounds)10,000.

13.    Plant etc

       The plant and machinery, vehicles, fixtures and fittings, furniture, tools and other equipment used in connection with the business of the
       Company:

       13.1 are in a good and safe state of repair and condition and satisfactory working order and have been maintained to a reasonable technical standard and in accordance with safety regulations usually observed in relation to them;

       13.1 are capable and will (subject to fair wear and tear) be capable over the periods of time during which they will be written down to a nil value (at the rates adopted in the Accounts) of meeting the needs for which they were designed or purchased; and

       13.2 are accurately recorded in the plant register a copy of which is enclosed with the Disclosure Letter.

14     Property

       14.1 The particulars of the Property shown in Schedule 3 are true and correct. The use of the Property for the purpose stated in
               Schedule 3 corresponds to the use to which it is in fact put or to the use to which it was last in fact put.

       14.2 The Company has a no legal title to the Property or any legal estate or interest in it other than a licence to occupy pursuant to the Licence in Schedule 3, free from any defects. There is not far as the Primary Warrantors are aware, in force any policy relating to defective title or restrictive covenant indemnity.

       14.3 The Company is not in occupation of or entitled to any estate or interest in any land or premises save the Property.

       14.4 So far as the Primary Warrantors are aware and to the best of their knowledge, information and belief the Property is not affected by any of the following matters:

               14.4.1 any matter which is of an unusually onerous or unusual nature, or which conflicts with the present use of the Property, or which would otherwise restrict its continued occupation and enjoyment under the terms of the Licence;

               14.4.2 any outstanding breach or alleged breach of covenant by the Company or any dispute or complaint involving the Company prior to the date of this Agreement, whether actual or threatened, with any neighbour, tenant, landlord or other person relating to the Property;

               14.4.3 any outstanding notice, order, demand, resolution, proposal, complaint or requirement issued or made affecting the Company's occupation of the Property, or to the knowledge of the Primary Warrantors intended to be issued or made, by any local or other competent authority or body;

               14.4.4 to the best of the knowledge, information and belief of the Primary Warrantors any outstanding requirement of any public or other body relating to it or its use for the purpose stated in Schedule 3; or

               14.4.5 to the best of the knowledge information and belief of the Primary Warrantors any unusual or unusually onerous outgoings whether of a periodically recurring nature or otherwise, and payable by the Company.

       14.5 To the best of the knowledge information and belief of the Primary Warrantors no planning permission or consent relating to the Property has been given on a temporary basis or subject to any unusual or unusually onerous conditions.

       14.6 To the best of the knowledge information and belief of the Primary Warrantors the use of the Property (and the use of plant and machinery in connection with it) are the permitted user under and comply with the provisions of all relevant legislation and all restrictions, conditions and requirements imposed by or pursuant to such legislation have been observed and performed.

     14.7 To the best of the knowledge, information and belief of the Primary Warrantors there are appurtenant to the Property all rights and easements necessary for its present use and enjoyment by the Company in accordance with the terms of the Licence.

     14.8 The Property is in a good and substantial state of repair and condition and fit for the purposes for which it is presently used. There are no uncompleted works of any description at the Property.

     14.9 There is no actual or contingent liability on the part of the Company in relation to the Property save as set out in the Licence.

15   Intellectual Property

     15.1 The Company has no interest in any Intellectual Property Rights save for the Intellectual Property Rights details of which are given in or attached to the Disclosure Letter, all of which are (where applicable) registered in the name of the Company and/or are otherwise beneficially owned by it and/or are in the public domain and/or are licensed to the Company.

     15.2 To the best of the knowledge, information and belief of the Primary Warrantors (who have not made due enquiries) the processes employed and the products and services dealt in by the Company do not use, embody or infringe any Intellectual Property Rights vested in any other party or in which any other party has any interest (whether under licence or otherwise) and do not give rise (contingently or otherwise) to payment by the Company of any royalty or of any sum in the nature of a royalty or to liability to pay compensation under sections 40 and 41 Patents Act 1977 or otherwise.

     15.3 The Company has not received any notice, and the Primary Warrantors are not aware, that any person is infringing any of the Company's Intellectual Property Rights.

     15.4 The Company is not passing off any part of its business as and for the business of any other person and, so far as the Primary Warrantors are aware, no person is passing off its business as and for any part of the Company's business.

16   Millennium and Euro Compliance

     16.1 For the purposes of this Agreement "Millennium Compliant" means that the Computer Systems are capable of the following functions before, during and/or after 1 January 2000:

          16.1.1 responding to and processing two digit year input without creating any ambiguity as to the century; and

          16.1.2 storing and providing date output information without creating any ambiguity as to the century.

     16.2 To the best of the knowledge, information and belief of the Primary Warrantors (who have not made due enquiries) the Computer Systems are Millennium Compliant.

     16.3 To the best of the knowledge information and belief of the Primary Warrantors (who have not made due enquiries) the Computer Systems will not require any remedial work and/or replacement to enable them (or any part of them) to continue functioning accurately before, during and/or after 1 January 2000 in the manner referred to in paragraph 16.1.

     16.4 The Computer Systems and each element of them passes and to the best of the knowledge information and belief of the Primary Warrantors (who have not made due enquiries) will continue to pass date information between each other (and any third parties' computer systems with which they habitually communicate) in a way which does not, and will not, create inaccuracies, errors or problems before, during and/or after 1 January 2000.

     16.5 The Computer Systems and the EMU Systems:

          16.5.1 will not require replacement or any changes to enable them to handle conversion or redenomination of currency resulting from Economic and Monetary Union;

          16.5.2 have been modified to ensure all financial and monetary information and all calculations resulting therefrom can be converted and rounded from sterling to Euro and Euro to Sterling in accordance with the rules for conversion and rounding contained in EU Council Regulation 1103/97; and

          16.5.3 are capable of operating in dual currency (and for these purposes 'dual currency' means Sterling and Euro).

EMPLOYEES

17   Remuneration and employees

     17.1 Particulars of the identities, dates of commencement of employment (or appointment to office) and terms and conditions of employment (including remuneration and any bonus, commission or profit sharing arrangement) of all the employees and officers of the Company are fully and accurately set out in the Disclosure Letter, and copies of all their written service agreements and/or their contracts of employment or particulars of employment statements are enclosed with the Disclosure Letter.

     17.2 No change has been made since the Accounting Date in the terms of employment of any person employed by the Company at the date of this Agreement, and the Company is not party to any Contract to make any such change.

     17.3 There are no amounts owing to any present or former officers or employees of the Company, other than remuneration accrued (but not yet due for payment) in respect of the calendar month in which this Agreement is executed or for reimbursement of business expenses incurred during such month, and none of them is entitled to accrued holiday pay other than in respect of the Company's current holiday year.

     17.4 All Contracts of employment between the Company and its directors and employees are terminable by the Company without compensation (except under the ERA) by giving the applicable minimum period of notice specified in section 86 ERA.

     17.5 No employee has been engaged by the Company since the Accounting Date and no person employed by the Company at or since the Accounting Date has ceased, or given or received notice to cease, to be so employed.

     17.6 There is no person previously employed by the Company who now has or may have a right to return to work or a right to be re-instated or re-engaged by the Company under the provisions of the ERA.

     17.7 The Company has not recognised, or done any act which might be construed as recognition of, a trade union and the Company is not a party to any collective agreement with any trade union or organisation of workers.

     17.8 The Company is not involved, and has not during the 12 months prior to the date of this Agreement been involved, in any strike, lock-out, industrial or trade dispute or any negotiations with any trade union or body of employees.

     17.9 The Company neither has introduced nor intends to introduce any share incentive scheme or arrangement, share option scheme or arrangement or any other scheme or arrangement relating to the acquisition of any interest in any shares in the Company for all or any of its directors or employees.

     17.10 There are no job share arrangements, flexitime arrangements or early retirement schemes applicable to any employees of the Company. There are no schemes or programmes for the employment or training of people by the Company other than under the Company's full control.

     17.11 The Company neither has introduced nor intends to introduce any short time working scheme or any redundancy scheme under which payments greater than those required by statute are payable.

     17.12 None of the products or services supplied by the Company are produced or provided by outworkers, agency or other self-employed persons, contracted labour or agents.

     17.13 The Company has in relation to all present and former employees complied with all statutes, regulations, orders and codes of conduct relating to employment and relations with employees and trade unions and has maintained adequate and suitable records regarding the service of each of its employees and complied with all agreements for the time being having effect as regards such relations or the conditions of service of its employees (whether collectively or individually).

CONTRACTS

18   Insurance

     18.1 A true copy of the Company's insurance policies are annexed to the Disclosure Letter.

     18.2 The Company is, and has at all material times been, adequately covered against employer's liability, public liability, product liability and professional indemnity liability.

     18.3 All premiums due in relation to the Company's insurances have been paid and nothing has been done or omitted to be done which would make any policy of insurance of the Company void or voidable or which is likely to result in an increase in premium or which would release any insurer from any of its obligations under any policy of insurance of the Company.

     18.4 There is no insurance claim pending or outstanding and, as far as the Primary Warrantors are aware, there are no circumstances likely to give rise to any such claim.

     18.5 No claims have been made by employees in respect of industrial injury in the 2 years prior to the date of this Agreement.

19   Financing and working capital

     19.1 The amount borrowed by the Company from each of its bankers does not exceed the facility agreed with each such banker and the total amount borrowed by the Company from any source whatsoever does not exceed any limitation on its borrowing contained in its articles of association or in any debenture or loan stock trust deed or any other document.

     19.2 The Company has not engaged in any borrowing or financing not required to be reflected in its statutory accounts.

     19.3 Full and accurate details of all overdrafts, loans or other financial facilities outstanding or available to the Company are contained in the Disclosure Letter; true and correct copies of all documents relating to such facilities are enclosed with the Disclosure Letter; nothing has been done or omitted to be done whereby the continuance of any such facility in full force and effect might be affected or prejudiced; and no person who provides any such facility has given any indication that it may be withdrawn or its terms altered.

     19.4 The details contained in the Disclosure Letter of the credit or debit balances on all the bank or deposit accounts of the Company were correct at the date stated in the Disclosure Letter and since such date there have been no payments out of any such accounts except for routine payments and the balances on such accounts are not now substantially different from the balances shown in the Disclosure Letter.

     19.5 No person other than the Company has given any guarantee of or security for any overdraft, loan or other financial facility granted to the Company.

     19.6 No indebtedness of the Company is due and payable and no security over any of the assets of the Company is now enforceable, whether by virtue of the stated maturity date of the indebtedness having been reached or otherwise, and the Company has not received any formal or informal notice (whose terms have not been fully complied with and/or carried out) from any creditor of the Company, requiring any payment to be made and/or intimating the enforcement of any security which it may hold over any assets of the Company.

     19.7 The Company has not applied for or received any grant, subsidy, payment or allowance from any government, authority, body or agency (whether supra-national, national, regional or local) which may at any time be or become repaid or repayable.

     19.8 Having regard to existing bank and other facilities the Company has sufficient working capital for the purpose of enabling it to carry on its business in its present form and at its present level of turnover for the foreseeable future and to perform in accordance with their terms all Contracts which have been entered into by it.

20   Material Contracts

     The Company is not, and has not since the Accounting Date been, a party to or subject to (and the Company has not agreed in principle, or made any offer or entered any negotiation, to enter into) any Contract which:

     20.1 involves agency, distributorship, franchising, Intellectual Property Rights licensing, marketing rights, information sharing, manufacturing rights, consultancy, servicing, maintenance, inspection or testing;

     20.2 involves partnership, joint venture, consortium, joint development, shareholders or similar arrangements;

     20.3 involves hire purchase, conditional sale, credit sale, leasing, hiring or similar arrangements;

     20.4 commits the Company to capital expenditure;

     20.5 is of a long-term nature, being incapable of complete performance in accordance with its terms within six months after the date on which it was entered into;

     20.6 cannot readily be fulfilled or performed by the Company on time and without undue or unusual expenditure of money or effort;

     20.7  the Primary Warrantors believe may result in a loss to the Company;

     20.8 involves or is likely to involve the receipt or payment of a price above or below the market price ruling at the date of this Agreement or any other obligation, restriction, expenditure or receipt of an unusual, onerous or exceptional nature, or which is of uncertain magnitude;

     20.9 involves or is likely to involve an aggregate consideration payable by or to the Company in excess of (Pounds)3,000;

     20.10 requires the Company to pay any commission, finder's fee, royalty or the like;

     20.11 is for the supply of goods by or to the Company on a sale or return basis or on a consignment stock basis;

     20.12 is for the supply of goods and/or services by or to the Company on terms under which retrospective or future discounts, price reductions or other financial incentives are given by or to the Company dependent on the level of purchases or any other factor;

     20.13 is for the supply of goods and/or services by the Company which is not on the current standard terms and conditions of supply, copies of which are attached to the Disclosure Letter;

     20.14 is for the supply of goods and/or services to the Company which is not on the current standard terms and conditions on which the Company buys or contracts for goods and/or services from its suppliers, copies of which are attached to the Disclosure Letter;

     20.15 involves the forward purchase or sale of any currency, commodity, precious metal or other asset;

     20.16 involves delegation of any power under a power of attorney or authorisation of any person (as agent or otherwise) to bind or commit the Company to any obligation;

     20.17 restricts the freedom of the Company to provide or take goods or services by such means and to and from such persons as it may from time to time think fit;

     20.18 involves otherwise than in the ordinary course of business conditions, warranties, indemnities or representations given in connection with a sale of shares or assets, or is a guarantee or indemnity in respect of the obligations of a third party, under which any liability or contingent liability is outstanding;

     20.19 involves the Company in any actual or contingent liability in respect of any land or premises previously occupied by it or in which it had any interest, including but not limited to any liability in respect of any leasehold property at any time assigned or otherwise disposed of by it;

     20.20 includes a term which is not, or may not be, binding on the Company to the best of the knowledge information and belief of the Warrantors or any other party in consequence of the Unfair Terms in Consumer Contracts Regulations 1994;

     20.21 is an outstanding offer, tender or the like which if accepted may result in a loss to the Company; or

     20.22 is not on arm's length terms or is in any way otherwise than in the ordinary and proper course of the Company's business.

21   Other business matters

     21.1 During the 12 months ended on the date of this Agreement there has been no substantial change in the basis or terms on which any person is prepared to do business with the Company (apart from normal price changes), and no customer which on its own accounts for more than 15% of the Company's annual turnover (as shown in the last audited accounts) or supplier of the Company has ceased or substantially reduced its business with the Company, and no indication has been received by the Company or any of the Vendors that there will or may be any such change, cessation or reduction.

     21.2 The Company does not carry on business under or use on its letterhead, sales material, invoices or vehicles or otherwise any name other than its own corporate name or any name specified in the Disclosure Letter as being a name under which it does business and there are no circumstances which might prevent the Company from continuing to carry on business under any such name.

     21.3 No code of practice has been issued by any government department, association or similar body which relates to the Company's business.

     21.4 (Apart from statutory instruments) no order or notice has been made, given or published in Europe or the United States of America affecting the prices which may be charged for any goods or services supplied by the Company and no notification has been received or published of any intention to make such an order or to give such a notice.

COMPLIANCE; DISPUTES

22   Company law matters

     22.1 Compliance has been made with all legal requirements in connection with the formation of the Company and all issues and grants of shares, debentures, notes, mortgages or other securities of the Company.

     22.2 The copy of the memorandum and articles of association of the Company enclosed with the Disclosure Letter is true and complete and has attached to it copies of all such resolutions and agreements as have been or ought to have been filed with the Registrar of Companies. Neither the Company nor any class of its members has passed any other resolution (except for resolutions relating to business at annual general meetings which was not special business).

     22.3 All returns, particulars, resolutions and other documents required to be filed with or delivered to the Registrar of Companies by the Company or any of its officers have been correctly and properly prepared and so filed and delivered, and no such returns, particulars, resolutions or other documents have been so filed or delivered during the period of 14 days ending with the date of this Agreement.

     22.4 The statutory books (including all registers and minute books) of the Company have been properly kept and contain an accurate and complete record of the matters which should be dealt with in those books and no notice or allegation that any of them is incorrect or should be rectified has been received.

     22.5 None of the activities of the Company is ultra vires the Company.

23   General legal compliance

     23.1 All necessary licences, consents, permits and authorities (public and private) have been obtained by the Company to enable the Company to carry on its business effectively in the places and in the manner in which such business is now carried on. All such licences, consents, permits and authorities are valid and subsisting and have been complied with in all respects and there is no reason why any of them should be suspended, cancelled or revoked.

     23.2 All vehicles owned, leased or hired by the Company have current road fund licences and Department of Transport test certificates (where necessary) and, where appropriate, the Company holds current operators' licences in respect of them.

     23.3 The Company has conducted its business in accordance with all applicable laws and regulations of the United Kingdom (including (so far as applicable) but not limited to the Consumer Credit Act 1974 and the Data Protection Act 1998) and of any relevant foreign country. To the best of the knowledge information and belief of the Primary Warrantors there is no order, decree or judgement of any court or governmental agency of the United Kingdom or any foreign country outstanding against the Company or which may have an adverse effect upon the assets or business of the Company.

     23.4 None of the Company's officers, agents or employees (during the course of his duties in relation to the Company) has to the best of the knowledge information and belief of the Primary Warrantors committed or omitted to do any act or thing in contravention of any law, order, regulation or the like in the United Kingdom or elsewhere for which the Company may have a vicarious liability.

     23.5 The Company has not been notified of any investigation or enquiry by, or on behalf of, any governmental or other body in respect of the affairs of the Company and to the best of the knowledge information and belief of the Primary Warrantors none is pending.

24   Environmental/Health and Safety (EHS) matters

     24.1 EHS Permits

          24.1.1 The Company has lawfully obtained all necessary EHS Permits. Each EHS Permit is in full force and effect and the Company complies and has complied at all times with and can continue to comply in the future with all conditions of each EHS Permit.

          24.1.2 True copies of EHS Permits obtained by the Company (including any variation notices applicable thereto) are attached to the Disclosure Letter.

          24.1.3 No works or abnormal costs are or will be necessary to obtain or secure compliance with or maintain any EHS Permit or otherwise to comply with EHS Law.

          24.1.4 The Company has not received any communication in any form in respect of any EHS Permit varying, modifying, revoking, suspending or cancelling the same or indicating an intention or threatening so to do and to the best of the knowledge information and belief of the Primary Warrantors there are no facts or circumstances which may result in any EHS Permit being varied, modified, revoked or suspended or which may prejudice its renewal.

     24.2 Compliance with EHS Law

          24.2.1 The Company and its officers, agents and employees comply and have at all times complied with EHS Law.

          24.2.2 The Company has not received any written communication to the best of the knowledge information and belief of the Primary Warrantors in any other form from any relevant authority from which it appears that it may be or is alleged to be in breach of any EHS Law, or failure to comply with which could constitute a breach of any EHS Law, or compliance with which could be secured by further proceedings to the best of the knowledge information and belief of the Primary Warrantors. There are no circumstances which might give rise to such a communication being received and the Primary Warrantors are not aware of any intention on the part of any such authority to give such communication.

     24.3 Liability

          24.3.1 to the best of the knowledge information and belief of the Primary Warrantors there are no facts or circumstances which may give rise to any actual or potential liability (whether civil or criminal) on the part of the Company in relation to EHS Matters.

          24.3.2 The Company has not received any written notice or to the best of the knowledge information and belief of the Primary Warrantors, intimation of any complaint or claim from any person in respect of any EHS Matter.

          24.3.3 The Company is not and has not been engaged in any action, litigation, arbitration or dispute resolution proceedings or to the best of the knowledge information and belief of the Primary Warrantors, subject to any investigation under EHS Law or otherwise in relation to EHS Matters and the Primary Warrantors are not aware of any such matters pending or being threatened or of any circumstances or facts likely to give rise to any such matters.

     24.4 Contamination

          24.4.1 All sites now or formerly owned or occupied by the Company are to the best of the knowledge information and belief of the Primary Warrantors, free from any Hazardous Substances which could give rise (whether on the relevant site or elsewhere) to any actual or potential liability on the part of the Company under EHS Law.

          24.4.2 To the best of the knowledge information and belief of the Primary Warrantors, there are no circumstances which may require expenditure (whether by the Company or by any other person or authority) in cleaning up or decontaminating or otherwise on the Property or on any sites now or formerly owned or occupied by the Company in order to comply with EHS Law or otherwise for the protection of the Environment.

     24.5 Packaging

     So far as is reasonably necessary the Company complies and has at all times complied with the Producer Responsibility Obligations (Packaging Waste) Regulations 1997.

     24.6 Information

          24.6.1 The Company has at all times supplied to the competent authorities all information required by EHS Law to be supplied; all such information given (whether under a legal obligation or otherwise) was correct at the time the information was supplied and all information contained on public registers relating to such matters is to the best of the knowledge information and belief of the Primary Warrantors correct.

          24.6.2 Full details of any remedial work carried out at any sites now or formerly owned or occupied by the Company and of any environmental assessment, audit, review or investigation conducted by or on behalf of the Company or otherwise in relation to any such sites are contained in or annexed to the Disclosure Letter.

25   Fair trading

     25.1 No agreement, transaction, practice or arrangement carried on or proposed to be carried on by the Company (or by any person for whose acts or defaults the Company may be liable), whether unilaterally or with others, or to which the Company (or any such person) is or proposes to become a party, and no state of affairs applicable to the Company (or any such person):

          25.1.1 is or ought to be or ought to have been registered in accordance with the provisions of the Restrictive Trade Practices Acts 1976 and 1977 or contravenes the provisions of the Resale Prices Act 1976 to the best of the knowledge information and belief of the Primary Warrantors or is or has been the subject of any enquiry, investigation or proceeding under any such legislation;

          25.1.2 is or has been the subject of an enquiry, investigation, reference or report under the Fair Trading Act 1973 (or any other legislation relating to monopolies or mergers) or the Competition Act 1980;

          25.1.3 infringes or falls within the scope of Article 81of the Treaty establishing the European Union, or constitutes an abuse of dominant position contrary to Article 82 of the said Treaty, or infringes or falls within the scope of any regulation or other enactment made under Article 83 of the said Treaty, or is or has been the subject of any enquiry, investigation or proceeding in respect of any thereof;

          25.1.4  contravenes the provisions of the Trade Descriptions Act 1968,

     and to the best of the knowledge information and belief of the Primary Warrantors there are no circumstances indicating that any such enquiry, investigation, proceeding, reference or report relating to any such matter is likely to be made.

     25.2 The Company has not made or threatened to make any complaint against any other person to any relevant authority under any law or legislation referred to in this paragraph 25.

     25.3 The Company has not given any assurance or undertaking to the Restrictive Practices Court, the Director General of Fair Trading, the Secretary of State for Trade and Industry, the Commission or Court of First Instance or Court of

          Justice of the European Union, or any other court, or competent authority, and is not subject to any act, decision, regulation, order or other instrument (statutory or otherwise) made by any of them relating to any matter referred to in this paragraph 25.

     25.4 The Company is not in default or in contravention of any article, act, decision, regulation, order or other instrument or of any assurance or undertaking relating to any matter referred to in this paragraph 25.

26   Litigation

     26.1 Neither the Company nor to the best of the knowledge information and belief of the Primary Warrantors any person for whose acts or defaults the Company may be contractually or vicariously liable is involved (whether as claimant, defendant or any other party) in any civil, criminal, tribunal or arbitration proceedings, so far as the Primary Warrantors are aware no such proceedings are pending or threatened by or against the Company, and to the best of the knowledge information and belief of the Primary Warrantors there are no facts likely to give rise to any such proceedings.

     26.2 There is no unsatisfied judgement or unfulfilled order outstanding against the Company and the Company is not party to any undertaking or assurance given to a court, tribunal or any other competent authority in connection with the determination or settlement of any claim or proceedings.

27   Default

     27.1 The Company has not sold, supplied or provided any product or service which did not, does not or will not comply fully with all applicable laws, regulations, standards (including British and/or European Community standards) and customers' specifications or which was, is or to the best of the knowledge information and belief of the Primary Warrantors, will be faulty, defective or dangerous or not in accordance with any representation, condition, warranty or contractual term, express or implied, given in respect of or relating to it.

     27.2 The Company is not in breach of any Contract to which it is a party, and to the best of the knowledge information and belief of the Primary Warrantors no other party to any such Contract is in breach of it. All agreements, rights, commitments, obligations, arrangements and understandings to which the Company is a party are valid and enforceable. The Primary Warrantors are not aware of any grounds for the termination, rescission, avoidance or repudiation of any Contract by the Company or any other party to any such Contract.

28   Insolvency

     28.1 To the best of the knowledge information and belief of the Primary Warrantors, no petition has been presented, no order has been made and no resolution has been passed for the winding-up of the Company, no administrative receiver, receiver and/or manager has been appointed of the whole or any part of the property of the Company, no administration order has been made appointing an administrator in respect of the Company and no petition has been presented for an administration order in respect of the Company.

     28.2 No voluntary arrangement has been approved under Part I Insolvency Act 1986 and no compromise or arrangement has been sanctioned under section 425 of the Act in respect of the Company.

     28.3 No distress, execution or other process which remains undischarged has been levied on the assets of the Company, the Company has not stopped the payment of its debts or received a written demand pursuant to section 123(1) (a) Insolvency Act 1986 and it is not unable to pay its debts within the meaning of section 123 Insolvency Act 1986 nor could it be deemed to be unable to pay its debts within the meaning of section 123 Insolvency Act 1986.

     28.4 No disqualification order has at any time been made pursuant to the provisions of the Company Directors Disqualification Act 1986 against any current officer or any former officer or employee of the Company.

     28.5 There are no facts known to the Primary Warrantors which could give rise to any of the events or circumstances referred to in this paragraph 28.

29   Events since the Accounting Date

     Since the Accounting Date:

     29.1 there has been no reduction in the value of the net assets of the Company determined in accordance with the same accounting policies as those applied in the Accounts (and on the basis that each of the assets of the Company is valued at a figure no greater than the value attributed to it in the Accounts or, in the case of any of the said assets acquired by the Company after the Accounting Date, at a figure no greater than cost);

     29.2 the Company has not acquired, or agreed to acquire, any tangible asset, interest in any single Intellectual Property Right or investment having a value in excess of (Pounds)3,000 or tangible assets, interests in Intellectual Property Rights or investments having an aggregate value in excess of (Pounds)3,000;

     29.3 the Company has not disposed of, or agreed to dispose of, any tangible asset, interest in any single Intellectual Property Right or investment either having a value reflected in the Accounts in excess of (Pounds)3,000 or acquired since the Accounting Date;

     29.4 no loan made by the Company which remains outstanding has become due and payable in whole or in part to the Company;

     29.5 the Company has not borrowed or raised any money or taken up any financial facilities;

     29.6 no dividend or other payment which is, or could be treated as, a distribution for the purposes of Part VI ICTA or section 418 ICTA has been declared, paid or made by the Company;

     29.7 the trade and business of the Company has been carried on in the ordinary and normal course;

     29.8 there has been no adverse change in the financial or trading position or prospects of the Company including, but not limited to, any adverse change in respect of turnover, profits, margins of profitability, liabilities (actual or contingent) or expenses (direct or indirect) of the Company;

     29.9   the Company's accounting reference date has not been changed;

     29.10 the Company has not paid any costs, fees, commission or other charges of any professional adviser, agent or other person (not being an employee) who has not provided services to the Company, the Company has not received any bill in respect of any of the same which remains unpaid and no work has been carried out by any such person for the Company (whether or not in connection with this Agreement or the transaction effected by it) in respect of which the Company has not received a bill;

     29.11 no management or similar charge has become payable or been paid by the Company; and

     29.12 no payment has been made by the Company to, or benefit conferred (directly or indirectly) by the Company on, any of the Vendors or any Insider, save as specified in the Disclosure Letter.

30   Effects of the Agreement

     30.1 To the best of the knowledge information and belief of the Primary Warrantors (without their having made due enquiry), the acquisition of the Shares by the Purchaser will not, and will not be likely to, affect the relationship between the Company and any of its customers, suppliers or employees.

     30.2 The execution of this Agreement and the observance and performance of its provisions will not to the best of the knowledge information and belief of the Primary Warrantors (without having made due enquiry) and will not be likely to:

            30.2.1 result in a breach of any Contract, law, regulation, order, judgement, injunction, undertaking, decree or other like imposition to or by which the Company is party or is bound, or entitle any person to terminate or avoid any Contract to which the Company is party, or have any material effect on any such Contract;

            30.2.2 result in the loss or impairment of or any default under any licence, authorisation or consent required by the Company for the purposes of its business;

            30.2.3 result in the creation, imposition, crystallisation or enforcement of any encumbrance whatsoever on any of the assets of the Company; or

            30.2.4 result in any present or future indebtedness of the Company becoming due and payable, or capable of being declared due and payable, prior to its stated maturity date or in any financial facility of the Company being withdrawn.

     30.3 There is no Contract to which the Company is party which depends on the continuation of the connection (whether as an officer of the Company or otherwise) of any person with the Company.

                                    PART 2

Non Taxation Warranties given by the Secondary Warrantor

The Secondary Warrantor warrants the following warranties contained in Part 1 of
Schedule 4 but substituting in such paragraphs a reference to "Secondary Warrantor" in place of the reference to "Primary Warrantors" - paragraphs 2.1, 2.3-2.5 (inclusive), 4,5, 6.1-6.3 (inclusive), 8.2, 9, 10.1-10.3 (inclusive) and
28.1-28.4 (inclusive), 13, 14, 15, 16, 20,21, 22, 24, 25, 26, 27.

                                    PART 3

Non Taxation Warranties given by the Tertiary Warrantors

1. The Tertiary Warrantors have full power to enter into and perform this Agreement and this Agreement constitutes obligations binding on them in accordance with its terms.

2. The Shares held by the Tertiary Warrantors who are Vendors are fully paid and the Tertiary Warrantors who are Vendors are able to sell such Shares on the basis set out in clause 2.1 of this Agreement.

                                  SCHEDULE 5

                              Taxation Warranties

PART 1 -

31.INTERPRETATION

31.1 Interpretation

     In this Schedule 5 the following expressions have the following meanings unless inconsistent with the context:

     "ACT"                               advance corporation tax

     "the Balance Sheet"                 the audited balance sheet of the
                                         Company as at the Accounting Date

     "CAA"                               Capital Allowances Act 1990

     "FA"                                Finance Act

     "Group Relief"                      the meaning given to that expression by
                                         section 402 ICTA

     "ICTA"                              Income and Corporation Taxes Act 1988

     "IHTA"                              Inheritance Tax Act 1984

"Taxation"                               (a) any tax, duty, impost or levy, past
                                             or present, of the United Kingdom
                                             or elsewhere, whether governmental,
                                             state, provincial, local
                                             governmental or municipal,
                                             including but not limited to income
                                             tax (including income tax required
                                             to be deducted or withheld from or
                                             accounted for in respect of any
                                             payment under section 203 ICTA or
                                             otherwise), corporation tax, ACT,
                                             capital gains tax, inheritance tax,
                                             VAT, customs and other import or
                                             export duties, rates, stamp duty,
                                             stamp duty reserve tax, national
                                             insurance and social security
                                             contributions; and

                                         (b) any fine, penalty, surcharge,
                                             interest or other imposition
                                             relating to any tax, duty, impost
                                             or levy mentioned in paragraph (a)
                                             of this definition or to any
                                             account, record, form, return or
                                             computation required to be kept,
                                             preserved, maintained or submitted
                                             to any person for the purposes of
                                             any such tax, duty, impost or levy

"Taxation Authority"                     any authority, whether of the United
                                         Kingdom or elsewhere, competent to
                                         impose, assess or collect Taxation,
                                         including but not limited to the Board
                                         of Inland Revenue, the Commissioners of
                                         Customs and Excise and the Department
                                         of Social Security

"Taxation Statute"                       any statute (and all regulations and
                                         other documents having the force of law
                                         under such statute) published, enacted,
                                         issued or coming into force on or
                                         before the date of this Agreement
                                         relating to Taxation

"TCGA"                                   Taxation of Chargeable Gains Act 1992

"TMA"                                    Taxes Management Act 1970

"VAT"                                    value added tax

     "VATA"                            Value Added Tax Act 1994

     "VAT Group"                       any group of companies for the purposes
                                       of section 43 VATA of which the Company
                                       is or has been a member on or before
                                       Completion;

     31.2 references to any statute or statutory provisions will, unless the context otherwise requires, be construed as including references to any earlier statute or the corresponding provisions of any earlier statute, whether repealed or not, directly or indirectly amended, consolidated, extended or replaced by such statute or provisions, and to any subsequent statute or the corresponding provisions of any subsequent statute directly or indirectly amending, consolidating, extending, replacing or re-enacting the same, and will include any orders, regulations, instruments or other subordinate legislation made under the relevant statute or statutory provisions.

PART 2 - TAX WARRANTIES

32   Returns, disputes and clearances

     32.1 All notices, returns, computations, registrations and payments which should have been made by the Company for any Taxation purpose have been made within the requisite periods and are up-to-date, correct and on a proper basis and none of them is, or is likely to be, the subject of any dispute with any Taxation Authority.

     32.2 The Company is not involved in any dispute with any Taxation Authority concerning any matter likely to affect in any way the liability of the Company to Taxation and there are no circumstances which are likely to give rise to any such dispute to the best of the Vendors' knowledge and belief.

     32.3 The Taxation affairs of the Company have never been the subject of any investigation or enquiry by any Taxation Authority (other than routine questions), no Taxation Authority has indicated that it intends to investigate the Taxation affairs of the Company and there are no circumstances which are likely to give rise to any such investigation.

     32.4 The Company has punctually supplied all information requested by any Taxation Authority for any Taxation purpose.

     32.5 All particulars furnished to the Inland Revenue or any other Taxation Authority in connection with the application for any formal written consent or statutory clearance made on behalf of or affecting the Company 7 years prior to Completion fully and accurately disclosed all facts , circumstances and law material to the decision of the Inland Revenue or such other Taxation Authority and any such consent or clearance given remains valid and effective and any transaction for which such consent or clearance has previously been obtained has been carried into effect (if at all) only in accordance with the terms of the relevant application, consent or clearance.

     32.6 The Disclosure Letter contains details so far as they affect the Company of all written concessions, arrangements and agreements (whether formal or informal) negotiated with any Taxation Authority and no action has been taken by or on behalf of the Company which has had or is likely to have the result of altering, prejudicing or in any way disturbing any such concession, arrangement or agreement.

33   Penalties and interest

     33.1 The Company has not since the Accounting Date paid, and is not liable to pay, any fine, penalty, charge, surcharge or interest charged by virtue of any of the provisions of TMA or any other Taxation Statute and has not since the Accounting Date become subject to any forfeiture by virtue of any such provisions or the operation of any penal provisions contained in any Taxation Statute.

     33.2 So far as the Vendors are aware, there are no circumstances which are likely to cause the Company to become liable to pay any fine, penalty, charge, surcharge or interest, or become subject to any forfeiture, as mentioned in paragraph 33.1.

34   Taxation claims, liabilities and reliefs

     34.1 The Company has sufficient records to calculate the liability to Taxation or relief arising on the disposal of any asset owned at the Accounting Date or acquired since the Accounting Date up to Completion and having an original acquisition cost in excess of (Pounds)1,000.

     34.2 The Company has duly and properly made all Taxation claims, disclaimers, elections and surrenders and given all notices and consents and done all other things in respect of Taxation the making, giving or doing of which was assumed to have been made for the purposes of the Balance Sheet, all such claims, disclaimers, elections, surrenders, notices, consents and other things have been accepted as valid by the relevant Taxation Authorities and none has been revoked or otherwise withdrawn.

     34.3 The Company has neither made nor is entitled to make any claim under section 23, 24, 48, 242, 279 or 280 TCGA or section 584 ICTA.

     34.4 The Company is not, and will not become, liable to pay, or make reimbursement or indemnity in respect of, any Taxation (or amounts corresponding to any Taxation) payable by or chargeable on or attributable to any other person, whether in consequence of the failure by that person to discharge that Taxation within any specified period or otherwise, where such Taxation relates to a profit, income or gain, transaction, event, omission or circumstance arising, occurring or deemed to arise or occur (whether wholly or partly) on or prior to Completion.

     34.5 No relief (whether by way of deduction, reduction, set off, exemption, repayment or allowance or otherwise) from, against or in respect of any Taxation has been claimed by and/or given to the Company which would or might be effectively withdrawn, postponed, restricted or otherwise lost as a result of any act, omission, event or circumstance arising, occurring or effected after Completion.

     34.6 The Company has not received a notice under the provisions of section 23 ICTA.

35   Distributions and payments

     35.1 The Company has deducted and properly accounted to the appropriate Taxation Authority for all amounts which it has been obliged to deduct in respect of Taxation, has complied fully with all reporting requirements relating to all such amounts and has (where required by the applicable Taxation Statute) duly provided certificates of deduction of tax to the recipients of payments from which deductions have been made.

     35.2 The Company has not at any time declared, paid or made any dividend or other payment which is, or could be treated as, a distribution for the purposes of Part

           VI ICTA or section 418 ICTA except any dividend disclosed in its audited statutory accounts nor is it bound to make such a distribution.

     35.3 There are no securities (within the meaning of section 254(1) ICTA) of the Company in issue or which the Company has agreed to issue any payment in respect of which falls to be treated as a distribution for the purposes of section 209 ICTA.

     35.4 The Company has not at any time issued or agreed to issue any share capital as paid up otherwise than by the receipt of new consideration, after repaying any share capital, as mentioned in section 210 ICTA.

     35.5 The Company has not made or received any exempt distribution within the meaning of section 213 ICTA, and has at no time been a relevant company in relation to an exempt distribution for the purposes of that section or concerned in an exempt distribution for the purposes of section 214 ICTA.

     35.6 The Company has not at any time received a capital distribution to which section 189 TCGA could apply.

     35.7 No rents, interest, annual payments or other sums exceeding in total (Pounds)5,000 of an income nature paid or payable by the Company since the Accounting Date, or which the Company is under an obligation to pay, will be wholly or partially disallowable as deductions or charges in computing the profits of the Company for the purposes of corporation tax, whether by virtue of the provisions of section 74, 79, 125, 338, 577, 779 to 786 (inclusive) or 787 ICTA or otherwise.

     35.8 The Company has not since the Accounting Date made any payment to, or provided any benefit for, any present or former director, employee or officer which is wholly or partially disallowable as a deduction in computing the profits of the Company for the purposes of corporation tax, and is under no obligation to make any such payment or provide any such benefit.

     35.9 The Company is not and never has been a party to any interest rate contract or option, or currency contract or option which is or may become a qualifying contract as described in Chapter II Part IV FA 1994.

     35.10 The Company has no assets or liabilities to which Chapter II Part II FA 1993 could apply.

     35.11 The Company has not elected that any dividend it has paid be treated as a foreign income dividend as described in Chapter VA Part VI ICTA.

     35.12 The Company has not paid any dividend to which section 246T ICTA has applied.

36   Employee benefits

     36.1 Without prejudice to the generality of paragraph 35.1, the Company has properly operated the Pay As You Earn system, by making deductions, as required by the applicable Taxation Statute, from all payments made, or treated as made, to its directors, employees or officers or former directors, employees or officers or any persons required to be treated as such, and accounting to the Inland Revenue for all Taxation so deducted and for all Taxation chargeable on the Company on benefits provided for its directors, employees or officers, or former directors, employees or officers.

     36.2 The Company has complied with all reporting requirements, and proper records have been maintained, relating to all payments and benefits made or provided, or treated as made or provided, to its directors, employees or officers or former directors, employees or officers.

     36.3 Without prejudice to the generality of paragraph 32.6, the Disclosure Letter contains full details of all dispensations granted to the Company by the Inland Revenue under section 166 ICTA or otherwise relating to payments and benefits made or provided, or treated as made or provided, to its directors, employees or officers or former directors, employees or officers or any persons required to be treated as such, and the reporting requirements mentioned in relation to such payments and benefits in paragraph 36.2.

     36.4 The Company has complied fully with its obligations under the provisions of sections 136(6) and 139(5) ICTA and section 85 FA 1988.

     36.5 The Disclosure Letter contains full details of all share option schemes and profit sharing schemes established by the Company whether approved by the Inland Revenue under the provisions of
            Schedule 9 ICTA or otherwise.

     36.6 The Company has not established a qualifying employee share ownership trust within the meaning of section 74 and Schedule 5 FA 1989 and no chargeable event within the meaning of section 69 FA 1989 has occurred.

     36.7 The Disclosure Letter contains full details of all profit-related pay schemes providing for the payment to any employee of the Company of emoluments calculated by reference to profits, which have ever been registered under Chapter III Part V ICTA.

     36.8 The Company has complied with its obligations under Chapter IV Part XIII ICTA.

     36.9 The Company has complied fully with all its obligations relating to Class 1 and Class 1A National Insurance Contributions, both primary and secondary.

37   Close companies

     The Company is not, and has never been, a close company as defined in section 414 ICTA.

38   Group transactions

     The Company has not at any time:

     acquired any asset from any company which at the time of the acquisition was a member of the same group of companies as defined in section 170 TCGA;

     entered into or been otherwise involved in any transaction to which section 774 ICTA applies;

     surrendered or claimed or agreed or arranged to surrender or claim (and prior to Completion will not surrender or claim or agree or arrange to surrender or claim) any amount by way of Group Relief pursuant to sections 402 to 413 (inclusive) ICTA and has not made or received and is not liable to make or entitled to receive a payment for Group Relief;

     surrendered or claimed or agreed or arranged to surrender or claim (and prior to Completion will not surrender or claim or agree or arrange to surrender or claim) any amount of ACT pursuant to section 240 ICTA and has not made or received and is not liable to make or receive a payment for surrender of ACT;

     joined in the making of any election pursuant to section 247 ICTA or paid any dividend without paying ACT or made any payment without deduction of income tax in circumstances such that ACT ought to have been paid or income tax ought to have been deducted as mentioned in section 247(6) ICTA;

     been a party to any such reconstruction as is described in section 343
     ICTA;

     been the subject of or otherwise involved in any arrangements as are referred to in section 240(11) or 410 ICTA;

     acquired an asset as trading stock from a member of the same group where the asset did not form part of the trading stock of any trade carried on by the other member, as mentioned in section 173(1) TCGA, or disposed of an asset which formed part of the trading stock of any trade carried on by the Company to another member of the same group which acquired the asset otherwise than as trading stock of a trade carried on by the other member, as mentioned in section 173(2) TCGA;

     been, and there are no circumstances by virtue of which the Company could be, assessed or charged to corporation tax by virtue of the provisions of section 178(9), 179(11), 190 or 191 TCGA and is not entitled to recover or liable to have recovered from it any sums paid pursuant to any of those sections; or

     ceased to be a member of a group of companies in such circumstances that a profit or gain was deemed to accrue to the Company by virtue of section 178 or 179 TCGA or at a time when it held an interest in land which could have been chargeable to Taxation under section 21 Development Land Tax Act 1976 and neither the execution of this Agreement nor Completion will result in any profit or gain being deemed to accrue to the Company for any Taxation purpose whether pursuant to section 178 or 179 TCGA or otherwise.

39   Gifts

     39.1 There is no outstanding Inland Revenue charge (as defined in section 237 IHTA) over any asset of the Company or over any of the Shares.

     39.2 There are in existence no circumstances by virtue of which any such power as is mentioned in section 212 IHTA could be exercised in relation to any asset of the Company or to any of the Shares or by virtue of which any such power could be exercised but for the provisions of section 204(6) IHTA.

     39.3 The Company has not been a party to associated operations in relation to a transfer of value within the meaning of section 268 IHTA.

     39.4 The Company has not received any asset by way of gift as mentioned in section 282 TCGA.

     39.5 No expenditure incurred by the Company on the acquisition of any shares is liable to be reduced under the provisions of section 125 TCGA.

40   Tax avoidance

     The Company has not entered into or been a party to any scheme, arrangement or transaction designed partly or wholly or containing steps or stages designed partly or wholly for the purpose of avoiding or deferring Taxation or reducing a liability to Taxation and in particular, but without limitation, has not entered into or been a party to any scheme, arrangement or transaction to which the provisions of any of sections 34 to 37 (inclusive), 56 and 398, 395, 399, 703 to 709 (inclusive), 713, 714, 729 to
     737 (inclusive), 770, 775, 776, 779 to 786 (inclusive), 787 and 798 ICTA could apply.

41   Base values and acquisition costs

     41.1 If each of the capital assets of the Company owned at the Accounting Date was disposed of for a consideration equal to the book value of that asset in, or adopted for the purpose of, the Balance Sheet, or in the case of assets acquired since the Accounting Date, equal to the consideration given on acquisition, no liability to corporation tax on chargeable gains or balancing charge under the CAA would arise (and for this purpose there will be disregarded any relief or allowance available to the Company other than amounts falling to be deducted from the consideration receivable under section 38 TCGA).

     41.2 The Company does not own any wasting asset within the meaning of section 44 TCGA which does not qualify in full for capital allowances as described in section 47(1) TCGA.

42   Capital gains

     The Company has not at any time:

     42.1 made a claim under sections 152 to 158 (inclusive) or 175 or 247 TCGA which affects the amount of the chargeable gain or allowable loss which would, but for such claim, have arisen upon a disposal of any asset or acquired any asset or any interest in any asset in circumstances in which another company has made a claim under section 175 TCGA which affects for the purposes of the TCGA the amount or value of the consideration given for such asset or interest;

     42.2 been a party to, involved in, or connected with any disposal of assets within the meaning of section 29 TCGA or any scheme or arrangement such as are mentioned in section 30 TCGA;

     42.3 been a party to, involved in, or connected with any exchange of securities whether or not (by virtue of section 135 TCGA) section 127 TCGA applied to the exchange;

     42.4 carried out or been involved in or connected with any reorganisation or scheme of reconstruction or amalgamation whether or not (by virtue of section 126 or 136 TCGA) section 127 TCGA applied to such reorganisation or scheme of reconstruction or amalgamation;

     42.5 carried out or been involved in or connected with any scheme of reconstruction or amalgamation involving a transfer of business assets whether or not section 139 TCGA applied to the transfer;

     42.6 been a party to, involved in, or connected with, any depreciatory transaction to which section 176 TCGA applied (including any transaction to which that section applied by virtue of section 177
           TCGA);

     42.7 acquired or disposed of any asset or entered into any transaction or arrangement whatsoever otherwise than by way of bargain at arm's length or in respect of which there may be substituted for the actual consideration given or received by the Company a different consideration for any Taxation purpose;

     42.8  realised a loss to which section 18(3) TCGA applied;

     42.9 realised a pre-entry loss or acquired any pre-entry asset as defined in Schedule 7A TCGA;

     42.10 disposed of any chargeable asset for a consideration not payable wholly in cash on completion of the disposal;

     42.11 acquired any debt (other than a debt on a security (as defined in section 132 TCGA)) in respect of which it is not the original creditor;

     42.12 made an election under paragraph 4 Schedule 2 TCGA and no asset owned by the Company is subject to a deemed disposal and re-acquisition under paragraph 16, 19 or 20 Schedule 2 TCGA;

     42.13 made an election under section 35(5) TCGA nor has the Company made its first relevant disposal for the purposes of section 35(6) TCGA;

     42.14 acquired any policy of assurance or contract for a deferred annuity or interest in any such policy or contract in circumstances such that a chargeable gain could arise on disposal under section 210 TCGA;

     42.15 transferred a trade carried on by it outside the United Kingdom through a branch or agency in circumstances such that a chargeable gain could be deemed to arise at a date after such transfer under section 140 TCGA;

     42.16     made any claim or election under section 161(3) TCGA;

     42.17 made any claim under section 253 or 254 TCGA and no chargeable gain has arisen or is likely to arise under section 253 or 254 TCGA.

43   Capital allowances

     43.1 All capital expenditure incurred by the Company since the Accounting Date and all capital expenditure which may be incurred by the Company under any existing contract has qualified or will be capable of qualifying for capital allowances.

     43.2 There are set out in the Disclosure Letter details of all capital allowances claimed in respect of the accounting period of the Company ended on the Accounting Date in respect of each asset or pool of assets in respect of which separate computations for capital allowances are required to be made or, as a result of any election, are made.

     43.3 Nothing has occurred since the Accounting Date as a result of which the Company could be required to bring a disposal value into account or suffer a balancing charge for the purpose of capital allowances under section 4, 24, 87, 100 or 128 CAA or a withdrawal of first year allowances or a recovery of excess relief under section 46 or 47 CAA.

     43.4 The Company has not incurred any expenditure on the provision of any capital allowance bearing asset for leasing.

     43.5 The Company has not made any election under section 37 CAA nor is it taken to have made any such election under section 37(8)(c) CAA.

     43.6 The Company has not obtained any capital allowances under Chapter VI Part II CAA.

44   VAT: general

     44.1   The Company:

            44.1.1 is duly registered and is a taxable person for the purposes of VAT and such registration is not subject to any conditions imposed by or agreed with the Commissioners of Customs and Excise;

            44.1.2 has complied in all respects with all statutory requirements, orders, provisions, directions or conditions relating to value added tax;

            44.1.3 maintains complete, correct and up-to-date records for the purposes of all legislation relating to VAT and is not subject to any condition imposed by the Commissioners of Customs and Excise under paragraph 6 Schedule 11 VATA;

            44.1.4 is not in arrears with any payment or returns under legislation relating to VAT or excise duties, or liable to any abnormal or non-routine payment of VAT, or any forfeiture or penalty, or to the operation of any penal provision;

            44.1.5 has not within the two years ending on the date of this Agreement been served with any penalty liability notice under section 64 VATA or any surcharge liability notice under section 59 VATA or been issued with any written warning under section 76(2) VATA;

            44.1.6 has not been required by the Commissioners of Customs and Excise to give security under paragraph 4 Schedule 11 VATA;

            44.1.7 has not been or applied for treatment as a member of a group for VAT purposes under section 43 VATA and no transaction has been effected in consequence of which the Company is or may be held liable for any VAT arising from supplies made by another company;

            44.1.8 has no interest and has not at any time within the period of ten years preceding the date of this Agreement had any interest in any assets to which Part XV of the Value Added Tax Regulations 1995 apply; and

            44.1.9 is not, and has not agreed to become, an agent, manager or factor for the purposes of section 47 VATA of any person who is not resident in the United Kingdom.

     44.2 All supplies of goods and services made by the Company are taxable supplies for the purposes of the VATA and the Company has not been and will not be denied credit for any input tax by reason of the operation of section 26 VATA or otherwise.

     44.3 All goods or services supplied to the Company, or goods imported by the Company, in respect of which the Company has claimed credit for input tax under section 25 VATA, are used or to be used wholly for the purposes of the Company's business.

     44.4 The Company has never disposed of or acquired any business or assets in the circumstances mentioned in section 49 VATA or Article 5 of the Value Added Tax (Special Provisions) Order 1995.

     44.5 The Company has never been registered for the purposes of VAT by reason of its intention to make taxable supplies (within the meaning of section 4 VATA).

     44.6 There are set out in the Disclosure Letter details of all outstanding claims made by the Company under section 22 Value Added Tax Act 1983 and section 36 VATA.

     44.7 The Company has not been a party to any transaction or arrangement as a result of which a direction has been or may be given under Schedule 9A VATA.

45   VAT: property transactions

     45.1 The Company has not incurred any liability in respect of VAT (whether to HM Customs and Excise or to any other person) by reason of the provisions of paragraph 2(1) Schedule 10 VATA and there are no circumstances whereby the Company could become so liable as a result of a person making an election under that paragraph.

     45.2 Neither the Company nor any relevant associate (within the meaning of paragraph 3(7) Schedule 10 VATA) has made any election under paragraph 2(1) Schedule 10 VATA in respect of any land in, over or in respect of which the Company has any interest, right or licence to occupy and the Company is not aware of any intention to make such an election.

     45.3 The Company does not own the fee simple in any building or work such as is referred to in Item 1(a) Group 1 Schedule 9 VATA.

     45.4 No interest in or right over land or any licence to occupy land of the Company constitutes or is subject to a developmental tenancy, developmental lease or developmental licence such as is referred to in Item 1(b) Group 1 Schedule 9 VATA.

     45.5 The Company has not incurred any liability under the provisions of paragraph 6 Schedule 10 VATA or the Value Added Tax (Self Supply of Construction Services) Order 1989 and there are no circumstances in existence at the date of this Agreement whereby the Company would become so liable on the occurrence of any of the events mentioned in paragraph 5(1)(a) or 5(1)(b) Schedule 10 VATA or paragraph 3 of the Value Added Tax (Self Supply of Construction Services) Order 1989.

     45.6 The Company has not issued any certificate such as is mentioned in paragraph 13(4)(f) Schedule 3 FA 1989 and has not constructed any building or work (or reconstructed any building) in circumstances in which such a certificate could have been issued.

46   Stamp duty and stamp duty reserve tax

     46.1 All documents which are liable to stamp duty and which confer any right upon the Company have been duly stamped and no document which confers any right upon the Company and which is outside the United Kingdom would attract stamp duty if it were brought into the United Kingdom and there is no liability to any penalty in respect of such duty or circumstances which may give rise to such a penalty to the Vendors' best knowledge and belief

     46.2 The Company has never incurred or otherwise been under a liability to stamp duty reserve tax and there are no circumstances which may result in the Company being so liable.

     46.3 Within the five years ending on the date of this Agreement, the Company has not made any claim for relief or exemption under section 42 FA 1930 or section 75, 76 or 77 FA 1986.

47   Residence and offshore interests

     47.1 The Company is and has at all times been resident in the United Kingdom for the purposes of all Taxation Statutes and has not at any time been resident outside the United Kingdom for the purposes of any Taxation Statute or any double taxation arrangements.

     47.2 The Company is not, and has never been, a dual-resident investing company within the meaning of section 404 ICTA.

     47.3 The Company has not at any time entered into any transaction falling within section 765 ICTA or failed to comply with the requirements of section 765A ICTA.

     47.4 The Company has not at any time been subject to Taxation in any jurisdiction outside the United Kingdom or had a branch outside the United Kingdom or any permanent establishment (as that expression is defined in the respective double taxation relief orders current at the date of this Agreement) outside the United Kingdom.

     47.5 The Company does not own and has not at any time owned a material interest in an offshore fund which is or has at any material time been a non-qualifying offshore fund within the meaning of section 760 ICTA.

     47.6 The Company does not own and has not at any time owned any interest in a controlled foreign company within the meaning of sections 747 and 752 ICTA.

     47.7 The Company is not, and has not at any time since 1 April 1985 been, a company which has, or an associated company of a company which has, a qualifying presence in a unitary state for the purposes of sections 812 to 814 ICTA.

     47.8 The Company is not assessable and has not at any time been assessed to tax under section 78 TMA.

     47.9 The Company does not and has at no time held shares in a company which is not resident in the United Kingdom and which would be a close company if it were resident in the United Kingdom, in circumstances such that a chargeable gain accruing to that other company could be apportioned to the Company under section 13 TCGA.

48   The Balance Sheet

     The Balance Sheet fully provides for all Taxation (on the basis of the rates applicable to the financial year which ended on the Accounting Date) liable to be assessed on or in respect of or by reference to:

     48.1 the profits, gains, income and earnings (whether actual or deemed) for any period ended on or before the Accounting Date; or

     48.2 any distributions (within the meaning of Part VI or section 418 ICTA) made or deemed to be made on or before the Accounting Date; or

     48.3 any other transaction entered into or deemed to be entered into on or before the Accounting Date.

49   Post-Accounting Date

     Since the Accounting Date:

     49.1 the Company has not incurred and has not become liable to incur expenditure which will not be wholly deductible in computing its taxable profits, except for expenditure on the acquisition of an asset to be held otherwise than as Stock and expenditure for entertainment details of which are, in each case, set out in the Disclosure Letter;

     49.2 no event has occurred which has given rise or will or may give rise to a liability to Taxation on the Company in respect of deemed (as opposed to actual) income, profits or gains or which has resulted or will or may result in the Company becoming liable to Taxation directly or primarily chargeable against or attributable to another person;

     49.3 the Company has not entered into any transaction which has given rise or may give rise to a Liability to Taxation on a chargeable gain; and

     49.4 no event has occurred as a result of which the Company could be required to bring a disposal value into account or suffer a balancing charge for the purposes of capital allowances under section 4, 24, 87, 100 or 128 CAA or a withdrawal of first year allowances or a recovery of excess relief under section 46 or 47 CAA.

50   Shares and securities

     50.1  The Company has not at any time:

           50.1.1 purchased or agreed to purchase, repaid or agreed to repay or redeemed or agreed to redeem any shares of any class of its share capital or any amount paid up on any of its shares;

           50.1.2 capitalised or agreed to capitalise in the form of redeemable shares or debentures any profits or reserves of any class or description or passed or agreed to pass any resolution to do so; or

           50.1.3 provided capital to any company on terms whereby the company so capitalised has in consideration of the provision of capital issued loan stock or other securities on terms which were otherwise than by way of a bargain made at arm's length.

     50.2     The Company does not hold or have in issue:

           50.2.1   any quoted Eurobond within the meaning of section 124 ICTA;

           50.2.2   any shares or securities (as defined in section 132(3)(b)
                    TCGA) other than the Shares;

           50.2.3   any qualifying corporate bond (as defined in section 117
                    TCGA);

     13.1.1   any deep discount security (as defined in paragraph 1 Schedule 4
              ICTA);

     13.1.2   any deep gain security (as defined in paragraph 1 Schedule 11 FA
              1989);

     13.1.3   any qualifying indexed security (as defined in paragraph 2
              Schedule 11 FA 1989);

     13.1.4   any qualifying convertible security (as defined in paragraph 2
              Schedule 10 FA 1990);

     13.1.5 any gilt-edged security falling within paragraph 20 Schedule 11 FA 1989 or any non-gilt-edged security falling within paragraph 21
              Schedule 11 FA 1989;

     13.1.6 any security as defined in section 710 ICTA and has not made any transfer to which sections 711 to 728 (inclusive) ICTA could apply; or

     13.1.7   any debt which is a qualifying debt as defined in section 61 FA
              1993.



SIGNED by DAVID BIRSS         )
in the presence of:           )          ....................................


Witness signature:.................................


Name:................................................


Address:.............................................

 .......................................................

Occupation:.........................................

SIGNED by JIM CHAPMAN                   )
in the presence of:                     )      ..........................

Witness signature:.......................

Name:....................................

Address:.................................

 .........................................

Occupation:..............................


SIGNED by PHILIP CORBISHLEY as lawful
attorney for ALICE CHENG
in the presence of:                     )      ...........................

Witness signature:.......................

Name:....................................

Address:.................................

 .........................................

Occupation:..............................

SIGNED by PHILIP CORBISHLEY
in the presence of:                     )          ..........................

Witness signature:.......................

Name:....................................

Address:.................................

 .........................................

Occupation:..............................


SIGNED by SIMON HUGHES
in the presence of:                     )          ..........................

Witness signature:.......................

Name:....................................

Address:.................................

 .........................................

Occupation:..............................



SIGNED by IAN MOIR
in the presence of:                     )          ..........................

Witness signature:.......................

Name:....................................

Address:.................................

 .........................................

Occupation:..............................

SIGNED by Philip Corbishley                  )
duly authorised to sign for and on behalf of CLARENDON NOMINEES LIMITED

in the presence of:                          )     ..........................

Witness signature:............................

Name:.........................................

Address:......................................

 ..............................................

Occupation:...................................



SIGNED by Philip Corbishley                  )
duly authorised to sign for and on behalf of CLARENDON TRUST CO LIMITED

in the presence of:                          )     ..........................

Witness signature:............................

Name:.........................................

Address:......................................

 ..............................................

Occupation:...................................



SIGNED by
a duly authorised representative for and on behalf of COMMERZBANK BETEILIGUNGS GESELLSCHAFF GMBH

in the presence of:                          )     ..........................

Witness signature:............................

Name:.........................................

Address:......................................

 ..............................................

Occupation:...................................



SIGNED by PHILIP CORBISHLEY                  )
duly authorised to sign for and on behalf of MAKINEN PROPERTIES LIMITED

in the presence of:                          )     ...........................

Witness signature:............................

Name:.........................................

Address:......................................

 ..............................................

Occupation:...................................



SIGNED by PHILIP CORBISHLEY                  )
duly authorised to sign for and on behalf of MEES PIERSON (CAYMAN) LIMITED as trustee of Sofaer Funds / SCI Global Hedge
Fund by its lawful attorney Philip Corbishley

in the presence of:                          )     ...........................

Witness signature:............................

Name:.........................................

Address:......................................

 ..............................................

Occupation:...................................



SIGNED by
a duly authorised representative for and on behalf of HSBC FINANCIAL SERVICES (CAYMAN) LIMITED solely in its capacity as trustee of the Abel-Sci Venture Fund

in the presence of:                          )     ...........................

Witness signature:............................

Name:.........................................

Address:......................................

 ..............................................

Occupation:...................................



SIGNED by PHILIP CORBISHLEY                  )
duly authorised to sign for and on behalf of PEARL FINANCE LIMITED

in the presence of:                          )     ...........................

Witness signature:............................

Name:.........................................

Address:......................................

 ..............................................

Occupation:...................................



SIGNED by PHILIP CORBISHLEY                  )
duly authorised to sign for and on behalf of
SANDFORD CHILDREN'S TRUST
in the presence of:                          )     ...........................

Witness signature:............................

Name:.........................................

Address:......................................

 ..............................................

Occupation:...................................



SIGNED by PHILIP CORBISHLEY                  )

duly authorised to sign for and on behalf of RALEIGH NOMINEES LIMITED

in the presence of:                          )     ...........................

Witness signature:............................

Name:.........................................

Address:......................................

 ..............................................

Occupation:...................................



SIGNED by                                    )

duly authorised to sign for and on behalf of TUT SYSTEMS.INC

in the presence of:                          )     ...........................

Witness signature:............................

Name:.........................................

Address:......................................

 ..............................................

Occupation:...................................